UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Cadiz Inc.

_____________________________________________________________

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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__________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2024

Dear Cadiz Inc. Stockholders:

     NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of Cadiz, Inc., a Delaware corporation, will be held virtually on Tuesday, June 11, 2024, at 10:00 a.m., Pacific Time, via the Internet at https://www.cstproxy.com/cadiz/2024 to consider and act upon the following matters:

(1)   The election of nine members of the Board of Directors, each to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

(2)  The adoption of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock;

(3)  The approval of an amendment to the Cadiz Inc. 2019 Equity Incentive Plan, as amended, to increase the total number of shares reserved for issuance under the Plan;

(4)   Ratification of the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent certified public accountants for fiscal year 2024;

(5)  The approval of a non-binding advisory resolution regarding the compensation of our named executive officers; and

(6)  The transaction of such other business as may properly come before the meeting and any adjournments thereof.

     Only stockholders of record at the close of business on April 18, 2024 are entitled to notice of and to vote at the 2024 Annual Meeting.  In order to constitute a quorum for the conduct of business at the 2024 Annual Meeting, holders of a majority of all outstanding voting shares of our common stock and preferred stock must be present through virtual attendance or be represented by proxy. Holders of our common stock and our preferred stock will vote together as a single class on each proposal.  Holders of our depositary shares representing interests in our Series A Preferred Stock currently have no voting rights.

     To provide access for our stockholders regardless of their location, our 2024 Annual Meeting will be held virtually online.  There will not be a physical location to attend the 2024 Annual Meeting in person.  However, the virtual 2024 Annual Meeting will provide substantially the same opportunities to participate as you would have at an in-person meeting, including the ability to submit questions and vote your shares. Detailed instructions on how to vote and participate at the 2024 Annual Meeting may be found in the proxy statement and online at https://www.cstproxy.com/cadiz/2024.  To be able to access the virtual 2024 Annual Meeting, you must have your 12-digit control number.  The control number is provided on the Notice of Internet Availability of Proxy Materials you received in the mail, on your proxy card, or through your broker or other nominee if you hold your shares in “street name”.

     Whether or not you expect to attend the virtual annual meeting, we encourage you to submit your proxy as soon as possible so that your shares will be represented at the meeting. Your proxy is revocable and will not affect your right to vote at the 2024 Annual Meeting if you chose to attend virtually.

     If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive a voting instruction form from the holder of record. You must provide voting instructions to your brokerage firm, bank, broker-dealer or other similar organization by filling out the voting instruction form in order for your shares to be voted. We recommend that you instruct your broker or other nominee to vote your shares as promptly as possible.

     If your shares are held in street name and you would like to attend the virtual annual meeting to vote your shares, you will need to contact your brokerage firm, bank, broker-dealer or other similar organization to obtain a legal proxy. Once you have your legal proxy, contact Continental Stock Transfer to have a control number generated. Continental Stock Transfer’s contact information is as follows:  917-262-2373, or email proxy@continentalstock.com.

     We are pleased to utilize the Securities and Exchange Commission rules that allow us to furnish these proxy materials including an electronic proxy card for the meeting and our 2023 Annual Report to Stockholders, which is our Annual Report on Form 10-K for the year ended December 31, 2023 to stockholders via the internet. On or about April 30, 2024, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and 2023 Annual Report and how to vote. Utilizing these rules allows us to lower the cost of delivering annual meeting materials to our stockholders and reduce the environmental impact of printing and mailing these materials.

By Order of the Board of Directors

Stanley Speer
Secretary

Los Angeles, California

April  __, 2024

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 11, 2024.

Our proxy statement and the 2023 Annual Report to Stockholders on Form 10-K are available at https://www.cstproxy.com/cadiz/2024.

CADIZ INC.

Annual Meeting of Stockholders

TABLE OF CONTENTS

Page
INFORMATION ABOUT SOLICITATION AND VOTING	1
Record Date, Voting Securities and Quorum	1
Revocability of Proxies	2
Cost of Solicitation	3
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	3
PROPOSAL 1: ELECTION OF DIRECTORS	6
DIRECTORS AND EXECUTIVE OFFICERS	8
Director Biographical Information and Highlights	9
Executive Officer Biographical Information and Highlights	18
THE BOARD OF DIRECTORS	18
Director Independence	18
Independence of Committee Members	19
Communications with the Board of Directors	19
Attendance of Board of Directors at the Annual Meeting	19
Meetings of the Board of Directors	19
Committees of the Board of Directors	20
Audit and Risk Committee	20
Compensation Committee	20
Corporate Governance and Nominating Committee	21
Equity, Sustainability and Environmental Justice Committee	22
Board Skills & Experience	23
CODE OF CONDUCT AND ETHICS	26
ANTI-BRIBERY AND ANTI-CORRUPTION POLICY	27
WHISTLEBLOWER POLICY	27
ANTI-HEDGING AND PLEDGING POLICY	27
CLAWBACK AND FORFEITURE POLICY COMPENSATION DISCUSSION AND ANALYSIS	27 28
Overview	28
Compensation Philosophy	29
Elements of Compensation	29
Use of Peer Group	29
Benchmarking	30
Performance Objectives	31
Elements of 2023 Compensation	31
Severance and Change in Control Provisions	33
COMPENSATION COMMITTEE REPORT	33
EXECUTIVE COMPENSATION	34
Summary Compensation Table	34
Outstanding Equity Awards at Fiscal Year-End	35
Pension Benefits	35
Nonqualified Deferred Compensation	35
EMPLOYMENT ARRANGEMENTS	35
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	37
DIRECTOR COMPENSATION	38
DIRECTOR COMPENSATION POLICY	39
DIRECTOR STOCK OWNERSHIP POLICY	39
EQUITY COMPENSATION PLAN INFORMATION	39
PAY VERSUS PERFORMANCE	40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	43
DELINQUENT SECTION 16(A) REPORTS	45
AUDIT AND RISK COMMITTEE REPORT	45
PRINCIPAL ACCOUNTANT FEES AND SERVICES	46
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	47
PROPOSAL 2: ADOPTION OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	58

PROPOSAL 3:   APPROVAL OF AMENDMENT TO CADIZ INC. EQUITY INCENTIVE PLAN

PROPOSAL 4:  APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 5:  ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

51 63 64
OTHER MATTERS	65
STOCKHOLDER PROPOSALS	65
ADDITIONAL INFORMATION	65

550 S. Hope Street, Suite 2850

Los Angeles, California 90071

PROXY STATEMENT

For

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2024

INFORMATION ABOUT SOLICITATION AND VOTING

     The Board of Directors of Cadiz Inc. (“the Company”) is soliciting proxies to be voted at the annual meeting of our stockholders to be held at 10:00 am Pacific Time on Tuesday, June 11, 2024 (the “2024 Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The 2024 Annual Meeting will be conducted this year as a virtual meeting and will be accessible to stockholders of record via the Internet at the following website:  https://www.cstproxy.com/cadiz/2024. This proxy statement contains information that may help you decide how to vote.

     In accordance with the rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including the notice, our proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”), including financial statements, and a proxy card for the meeting, by providing access to them on the internet to save printing costs and benefit the environment. These materials will first be available on the internet on or about April 28, 2024. We will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 30, 2024 to our stockholders of record and beneficial owners as of April 18, 2024, the record date for the meeting. This proxy statement and the Notice contain instructions for accessing and reviewing our proxy materials on the internet and for voting by proxy over the internet. If you prefer to receive printed copies of our proxy materials, the Notice contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you will receive in response to your request.

Record Date, Voting Securities and Quorum

     The Board of Directors has fixed the close of business on April 18, 2024, as the record date for determination of stockholders entitled to notice of, and to vote at, the 2024 Annual Meeting.

     On the record date, 67,457,943 shares of the Company’s common stock, 329 shares of the Company’s Series 1 Preferred Stock, and 2,300 shares of the Company’s 8.875% Series A Preferred Stock were outstanding.  Holders of common stock are entitled to one vote per share. Holders of Series 1 Preferred Stock are entitled to that number of votes equal to the number of shares of Series 1 Preferred Stock held at the time the shares are voted multiplied by the voting ratio then applicable to preferred stock, which is currently 301.98 votes for each share of Series 1 Preferred Stock; provided, however, that no beneficial owner of Series 1 Preferred Stock shall have the right to vote in excess of 9.9% of the total number of voting shares.  Holders of our common stock and our Series 1 Preferred Stock will vote together as a single class on each proposal. Holders of depositary shares representing interests in the Series A Preferred Stock currently have no voting rights.

     The candidates for director receiving a plurality of the votes of the shares present through virtual attendance or represented by proxy will be elected (Proposal 1). The proposal to adopt an amendment to our existing Certificate of Incorporation, as amended and currently in effect, to increase the authorized number of shares of our common stock from 85,000,0000 to 100,000,000 shares (and thereby also increase the authorized number of shares of all classes of our capital stock to 100,100,000 shares) (Proposal 2) will be adopted if the votes cast in favor exceed the votes cast against this proposal.

     An affirmative vote of a majority of the shares present through virtual attendance or represented by proxy and voting at the meeting is required for the approval of an amendment to the Cadiz Inc. 2019 Equity Incentive Plan (Proposal 3), ratification of the Company’s independent registered public accounting firm (Proposal 4), and the passage of the non-binding advisory resolution approving the compensation of the Company’s named executive officers (Proposal 5). While the vote on Proposal 5 is advisory and will not be binding on the Company or our Board, the Board will review the voting results on this proposal and take the results into consideration when making future decisions regarding executive compensation.

     If you return a properly completed proxy before the 2024 Annual Meeting, the persons named will vote your shares as you specify in the proxy. If you return your proxy but do not indicate how you wish your shares voted, they will be voted in accordance with the Board’s recommendations. If you do not return a proxy or submit your vote via the Internet, then your shares will not be voted unless you attend the virtual meeting and cast your vote via the online meeting platform.

     To have a quorum, holders of a majority of all voting shares of our common stock and preferred stock issued and outstanding on the record date must be present and entitled to vote at the meeting, either through virtual attendance or by proxy. If you are a record holder of shares of voting stock as of the record date and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the 2024 Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your bank, broker or other nominee submits a proxy covering your shares.

     Brokers may not vote your shares on Proposal 1, the election of directors, in the absence of your specific instructions as to how to vote. Brokers are also not authorized to vote your shares on Proposals 3 and 5. The Company encourages you to provide instructions to your broker regarding the voting of your shares on these Proposals.

     Abstentions and "broker non-votes" will be counted for purposes of determining a quorum, but will be treated as neither a vote "for" nor a vote "against" the proposals. Because Proposals 3, 4 and 5 require a majority of the shares entitled to vote on the proposals to pass, an abstention, because it is not a vote “for,” will have the effect of a negative vote with respect to Proposals 3, 4 and 5 and could cause these Proposals not to pass.  As to Proposal 2, because this proposal will pass if the votes cast in favor exceed the votes cast against, an abstention will have no effect on the outcome of the vote on this proposal.

Revocability of Proxies

You may revoke a proxy any time before the voting begins in any of the following ways:

* By giving written notice to the Company’s corporate secretary;

* By signing and delivering a later dated proxy; or

* By attending virtually and casting your vote via the online platform during the 2024 Annual Meeting.

Cost of Solicitation

     The Company is paying the expenses of this solicitation. If requested, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies, without extra compensation, in person or by telephone, fax, e-mail, or similar means.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I receive these proxy materials?

     We are providing this Proxy Statement in connection with our Board’s solicitation of proxies to be voted at the 2024 Annual Meeting, or at any postponements or adjournments thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the 2024 Annual Meeting. You are invited to attend the virtual Annual Meeting to vote electronically on the proposals described in this Proxy Statement. However, you do not need to attend the 2024 Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement.

Whether or not you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting.

Why did I receive a notice in the mail regarding the internet availability of proxy materials?

     Instead of mailing printed copies to each of our stockholders, we have elected to provide access to the proxy materials over the internet under the SEC’s “notice and access” rules. These rules allow us to make our stockholders aware of the 2024 Annual Meeting and the availability of the proxy materials by sending the Notice, which provides instructions on how to access the full set of proxy materials through the internet or make a request to have printed proxy materials delivered by mail. Accordingly, on or about April 30, 2024 we will mail the Notice to each of our stockholders. The Notice contains instructions on how to access the proxy materials, including this Proxy Statement and the 2023 Annual Report, each of which are available at https://www.cstproxy.com/cadiz/2024. The Notice also provides instructions on how to vote your shares through the internet, by mail or at the 2024 Annual Meeting.

What is the purpose of complying with the SEC’s “notice and access” rules?

     We believe compliance with the SEC’s “notice and access” rules allows us to provide our stockholders with the materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and reducing the environmental impact of the 2024 Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive the proxy materials electronically, you will continue to receive these materials electronically unless you elect otherwise.

Can I access these proxy materials on the internet?

     Yes. The Notice of Annual Meeting, Proxy Statement, and 2023 Annual Report, are available for viewing, printing, and downloading at https://www.cstproxy.com/cadiz/2024. Our 2023 Annual Report is also available under the Investors section of our website at www.cadizinc.com and through the SEC’s EDGAR system at http://www.sec.gov. All materials will remain posted on https://www.cstproxy.com/cadiz/2024 at least until the conclusion of the meeting.

How do I vote?

     The procedures for voting are set forth below:

     Stockholder of Record – Shares Registered in Your Name

     If you are a stockholder of record, you may vote electronically at the virtual 2024 Annual Meeting, vote by proxy using the proxy card or vote via the internet. Whether or not you plan to attend the 2024 Annual Meeting, we urge you to vote by proxy or via the internet to ensure your vote is counted. You may still attend the virtual 2024 Annual Meeting and vote electronically if you have already voted by proxy or via the internet. You may vote as follows:

●

To vote electronically at the virtual 2024 Annual Meeting, go to https://www.cstproxy.com/cadiz/2024 to attend the 2024 Annual Meeting and follow the instructions provided on the website. Once you have joined the virtual meeting, you may, just as you would be able to do so in person, vote your shares or submit a question electronically during the meeting by following the instructions available on the meeting website.

●

To vote using the hard copy proxy card, in the event you have requested and received a hard copy, simply complete, date and sign the proxy card and return it promptly in the envelope provided. If you return your signed hard copy proxy card to us so that we receive it prior to the 2024 Annual Meeting, we will vote your shares as you direct.

●

To vote through the internet, go to https://www.cstproxy.com/cadiz/2024 and follow the instructions provided on the website. To cast your vote, you will be asked to provide the control number from the Notice or your proxy card. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 10, 2024. Our internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice or proxy card.

Beneficial Owner – Shares Registered in the Name of Broker or Bank

     If you hold your shares in “street name” and thus are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Check the voting form used by that organization to see if it offers internet voting. To vote electronically at the virtual 20243 Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

Can I change my vote after submitting my proxy, voting via the internet?

     Yes. You can revoke your proxy at any time before the final vote at the virtual 2024 Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of four ways:

●	You may submit another properly completed proxy card with a later date;

●	You may vote again by internet at a later time (prior to the deadline for internet voting);

●	You may send a written notice that you are revoking your proxy to: Corporate Secretary, Cadiz Inc., 550 South Hope Street, Suite 2850, Los Angeles, CA 90071

●	You may attend the virtual 2024 Annual Meeting and vote electronically. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

     If you hold your shares in street name, contact your broker or other nominee regarding how to revoke your proxy and change your vote. Your most current internet proxy or proxy card will be the one that is counted at the 2024 Annual Meeting. If you send a written notice of revocation, please make sure to do so with enough time for it to arrive by mail prior to the 2024 Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

     Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days after the 2024 Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Board of Directors has nominated the nine persons listed below for election at the 2024 Annual Meeting to serve as directors for a term expiring at the 2024 Annual Meeting of Stockholders or until their respective successors are elected and qualified.

Susan P. Kennedy

Stephen E. Courter

Maria Dreyfus

Maria Echaveste

Winston H. Hickox

Barbara A. Lloyd

Kenneth T. Lombard

Richard Polanco

Carolyn Webb de Macías

     Each of the nominees currently serves as a director and has agreed to serve as such for another term if elected. The Board has reviewed the background of the nominees, as set out on the following pages, and has determined to nominate each of the current Directors for re-election. Proxies may not be voted for a greater number of persons than nine, representing the number of nominees named in this proxy statement.

     The Board believes that each nominee has valuable individual skills and experience that, taken together, provides the Board with the variety and depth of knowledge, judgment, and vision necessary to provide effective oversight of a resource development enterprise like ours.  As indicated in the following biographies, the nominees have extensive and diverse experience in a variety of fields, including water policy (Ms. Kennedy, Ms. Lloyd, Mr. Lombard and Sen. Polanco), agricultural development (Ms. Dreyfus), real estate development (Mr. Hickox and Mr. Lombard), environmental stewardship (Mr. Hickox, Ms. Kennedy and Ms. Lloyd), water technology and engineering (Mr. Courter and Ms. Kennedy), finance and capital markets (Mr. Courter, Ms. Dreyfus, Mr. Hickox, Ms. Kennedy, Ms. Lloyd and Mr. Lombard), risk management (Mr. Courter, Ms. Dreyfus, Ms. Echaveste, Mr. Hickox, Ms. Lloyd and Sen. Polanco), public accounting and audit (Mr. Courter, Ms. Dreyfus, Mr. Hickox, Ms. Lloyd and Mr. Lombard), public policy (Ms. Echaveste, Mr. Hickox, Ms. Kennedy, Ms. Lloyd, Mr. Lombard, Sen. Polanco and Ms. Webb de Macías), community engagement (Ms. Echaveste, Ms. Kennedy, Mr. Lombard, Sen. Polanco, and Ms. Webb de Macías), corporate governance and sustainability (Mr. Courter, Ms. Dreyfus, Ms. Echaveste, Mr. Hickox and Ms. Webb de Macías), academia (Mr. Courter, Ms. Echaveste and Ms. Webb de Macías),and legal and regulatory oversight (Ms. Echaveste, Mr. Hickox, Ms. Kennedy, Ms. Lloyd and Sen. Polanco).

     The Board also believes that, as indicated in the biographies, the nominees have demonstrated significant leadership skills as the head of business, government and non-profit organizations, including as a chief executive officer (Mr. Courter, Ms. Dreyfus, Ms. Echaveste, Mr. Hickox,  Ms. Lloyd, Ms. Kennedy, and Mr. Lombard), as high-ranking appointments in state and federal government administrations (Ms. Echaveste, Ms. Kennedy, Mr. Hickox, Ms. Lloyd, Sen. Polanco and Ms. Webb de Macías) or as chairs of community and academic foundation boards (Ms. Echaveste, Ms. Dreyfus, Ms. Lloyd, Ms. Kennedy, Mr. Lombard and Ms. Webb de Macías). Further, all of the nominees have significant experience in the oversight of public companies due to their service as the Company’s directors or as directors of other companies. The Board believes that these skills and experiences qualify each nominee to serve as a director of the Company.

     Proxies will be voted “FOR” the election of the nominees named above unless instructions are given to the contrary.

Required Vote.

     Vote by a plurality of the shares present in person through virtual attendance or represented by proxy at the 2024 Annual Meeting and entitled to vote thereon is required for the election of directors under Proposal 1. You may vote “FOR” all Nominees, “WITHHOLD” your vote as to all Nominees, or “FOR” all Nominees except the specific nominee from whom you “WITHHOLD” your vote. There is no “against” option. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than nine directors and stockholders may not cumulate votes.

     Should any nominee become unable to serve as a director, the persons named in the enclosed form of proxy will, unless otherwise directed, vote for the election of such other person as the present Board of Directors may designate to fill that position.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION

OF EACH NOMINEE AS A DIRECTOR.

DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth certain biographical information, the present occupation and the business experience for the past five years or more of each director who will stand for election at our 2024 Annual Meeting of Stockholders and for each executive officer who is not also a director.

Nominees for Director:

Name	Age	Position with Cadiz

Susan P. Kennedy	63	Chair of the Board of Directors and Chief Executive Officer

Stephen E. Courter	69	Director

Maria Dreyfus	44	Director

Maria Echaveste	69	Director

Winston H. Hickox	81	Director

Barbara A. Lloyd	62	Director

Kenneth T. Lombard	69	Director

Richard Polanco	73	Director

Carolyn Webb de Macias	76	Director

Executive Officers not also on the Board of Directors:

Name	Age	Position with Cadiz

Stanley E. Speer	63	Chief Financial Officer and Secretary

Director Biographical Information and Highlights

Susan P. Kennedy Chair of the Board of Directors & Chief Executive Officer	Director Since: 2021	Age: 63

Biography

Susan P. Kennedy was appointed to the Board of Directors of the Company in March 2021 and became Chair of the Board in February 2022. In January 2024, Ms. Kennedy was appointed CEO. Ms. Kennedy is an accomplished executive, policymaker and strategist with a distinguished career as founder and chief executive of a clean energy company, top advisor to two California Governors, former Commissioner of the California Public Utilities Commission, and advisor to high-profile governing boards in the corporate, regulatory, government, and non-profit sectors. She recently served as a Senior Executive at Lyft, Inc. Previously, Ms. Kennedy founded California energy storage start-up Advanced Microgrid Solutions, serving as chief executive officer and board chair from 2013-2020 until it was acquired by Fluence (NASDAQ: FLNC) in 2020. Prior to entering the private sector, Ms. Kennedy served for two decades at the highest levels of government, including chief of staff to Governor Arnold Schwarzenegger (2006-2011) and cabinet secretary and deputy chief of staff to Governor Gray Davis (1999-2003). From 2003 to 2006, Ms. Kennedy served as Commissioner of the California Public Utilities Commission (CPUC), which regulates the state’s investor-owned electricity, gas, telecommunications, and water utilities. In this role, she oversaw the CPUC’s efforts to ensure water utilities deliver clean, safe, and reliable water to their customers at reasonable rates. In addition to her service on the CPUC, Ms. Kennedy was confirmed by the California Senate to serve on the California Bay-Delta Authority, the statewide body responsible for overseeing one of the largest water projects in the world — the $8 billion,10-year restoration of the San Francisco Bay Delta ecosystem. In this role, Ms. Kennedy was responsible for agreements among environmentalists, agricultural interests, and urban water users for multi-billion-dollar co-investments in water storage facilities, water use efficiency, and restoration of impaired waterways and fisheries. Ms. Kennedy holds a B.A. in Management from Saint Mary’s College of California.

Skills & Qualifications

Ms. Kennedy’s vast public service experience, including as Chief of Staff and Cabinet Secretary to two California Governors and as a Commissioner on the California Public Utilities Commission, as well as her experience founding and leading a renewable energy company enable her to provide key leadership, public policy, strategy, and industry expertise to the Board and management.

Cadiz Board Committees N/A

Stephen E. Courter	Director Since: 2008	Age: 69

Biography

Stephen E. Courter was appointed to the Board of Directors of the Company effective October 9, 2008.   Mr. Courter is currently on the faculty of the McCombs School of Business, University of Texas at Austin where he teaches MBA courses in strategy and new venture creation. He also serves as a director and the chair of the audit committee of Upland Software (NASDAQ: UPLD), a business process software company. Mr. Courter has over 30 years of experience in management positions in the technology/telecommunications industry, serving most recently as CEO of Broadwing Communications from 2006 to 2007 and CEO of NEON Communications from 2000 to 2006. Mr. Courter has also previously served as a director on several corporate boards, including NEON Communications from 2001-2006, Broadwing Communications from 2006-2007, and GLOBIX from 2006-2007. Mr. Courter began his career as an officer in the U.S. Army and has also held various executive positions, both in the U.S. and Europe, at several major corporations including KPMG, IBM and Sprint. Mr. Courter holds an MBA from George Washington University and a B.S. in Finance from Pennsylvania State University.

Skills & Qualifications

Mr. Courter’s experience in finance, accounting, the technology industry and cybersecurity, as well as his extensive executive and leadership experience enables him to provide valuable leadership, strategy, finance, and risk management insights to the Board.

Cadiz Board Committees ● Audit & Risk (Chair) ● Corporate Governance & Nominating

Maria Dreyfus	Director Since: 2023	Age: 44

Biography

Maria Dreyfus was elected to the Board of Directors of the Company in June 2023.   Ms. Dreyfus is the CEO and Founder of Ardinall Investment Management, an investment firm focused on sustainable investing and resilient infrastructure that she started in 2017.  Prior to Ardinall Investment Management, Ms. Dreyfus spent 15 years at Goldman Sachs, where she most recently served as a Portfolio Manager and Managing Director in the Goldman Sachs Investment Partners (GSIP) Group. Ms. Dreyfus also currently serves as a director on the boards of Pioneer Natural Resources (NYSE: PXD), one of Canada’s largest pension plans CDPQ, and on the advisory board of Eni Next (Eni SpA’s corporate venture arm). Previously, she served as an independent director on the boards of Macquarie Infrastructure Corporation (NYSE: MIC) and Nabors Energy Transition Corp (NYSE: NETC).  Ms. Dreyfus also serves as a director on several private companies’ governing and advisory boards in the energy transition space and on community and non-profit boards. Ms. Dreyfus sits on the advisory board of the Center on Global Energy Policy at Columbia University, on its executive committee, and serves as co-chair of its Women in Energy program. Ms. Dreyfus is also a member of the MIT Corporation’s Development Committee and sits on the MIT Economics Department’s Visiting Committee.  Her current and past non-profit board memberships include the Global CCS Foundation, New America Alliance, Breakthrough New York, and Girls Inc. of NYC. She is a member of the Economic Club of New York and the National Association of Investment Companies (NAIC).  Ms. Dreyfus has held her CFA since 2004 and holds a dual degree in economics and management science from the Massachusetts Institute of Technology.

Skills & Qualifications

Ms. Dreyfus’ career in finance with expertise in capital markets, audit, accounting, as well as corporate governance, sustainability and risk management adds critical skills and experience to the Board.

Cadiz Board Committees ● Corporate Governance & Nominating ● Audit & Risk

Maria Echaveste	Director Since: 2019	Age: 69

Biography

Maria Echaveste was elected as a director at the Company’s 2019 Annual Meeting.  Ms. Echaveste is a scholar with a distinguished career working as a community leader, public policy advisor, lecturer, senior White House official, and attorney. She is presently President and CEO of the Opportunity Institute, a non-profit working to increase economic and social mobility focused on equity for the most vulnerable communities. Ms. Echaveste has been affiliated with UC Berkeley in various capacities since 2004 including: lecturing at the School of Law and in the undergraduate division on immigration and education; serving as program and policy director of the Law School’s Chief Justice Earl Warren Institute on Law and Social Policy from 2006 -2012; serving as a Senior Fellow at UC Berkeley’s Center for Latin American Studies since 2008; and as a Visiting Scholar with the Berkeley Food Institute from 2015-2016. Previously, from 1998 to 2001 Ms. Echaveste served as Assistant to the President and Deputy Chief of Staff for President Bill Clinton focused on issues relating to immigration, civil rights, education, finance, Mexico and Latin America. From 1993 to 1997 she served as Administrator of the Wage and Hour Division at the US Department of Labor. In 2009, then-Secretary of State Hillary Clinton appointed Ms. Echaveste as a special representative to Bolivia. From 2015-2017, Ms. Echaveste served as vice-chair of the California International Trade and Investment Advisory Committee, an appointment by Governor Brown. Ms. Echaveste presently serves on the board of directors of Mi Familia Vota and UCSF Benioff Children’s Hospitals.

Skills & Qualifications

Ms. Echaveste’s accomplished career in public service and academia, and her extensive community leadership roles enables her to provide valuable public policy and stakeholder insights to the Board.

Cadiz Board Committees ● Corporate Governance & Nominating (Chair) ● Equity, Sustainability & Environmental Justice

Winston Hickox Lead Independent Director	Director Since: 2006	Age: 81

Biography

Winston Hickox was appointed to the Company’s Board of Directors in October 2006.  Mr. Hickox is currently a partner at the public policy consulting firm California Strategies, a position he has held since 2006, Mr. Hickox also currently serves as a Member of the Strategic Advisory Group of Paladin Capital Group. Previously, from 2007 until 2012, Mr. Hickox chaired the FTSE Environmental Markets Committee responsible for bi-annual reset of the FTSE Environmental Markets Index Series. From 2004 – 2006, Mr. Hickox served as Senior Portfolio Manager with the California public Employees’ Retirement System (CalPERS), designing its environmentally-oriented impact investment initiatives for the fund’s now $477.3 billion investment portfolio.  Prior to CalPers, from 1999 – 2003, Mr. Hickox served as Secretary of the California Environmental Protection Agency (CalEPA) and a member of the Governor’s cabinet. Earlier in his career, Mr. Hickox’s additional private sector experience includes head of Portfolio Management, Managing Director and Partner at Lasalle Investment Management from 1987 to 1998, where he managed a $2B real estate portfolio, and President of his own securities brokerage firm, the Hickox Financial Corporation. Mr. Hickox has also served on numerous corporate boards, including Thomas Properties Group, a publicly traded full service real estate investment firm, and GRIDiant Corporation, a privately held corporation in the energy technology sector. Mr. Hickox’s prior government service includes the Board of the $12.6 billion Sacramento County Employees’ Retirement System (SCERS) from 1998 – 2012, Chair of the Market Advisory Committee, which helped prepare for the implementation of AB 32 California’s sweeping effort to address climate change, and seven years as a Special Assistant to the Governor for Environmental Affairs as well as a Deputy Secretary for Environmental Affairs. From April 1997 to January 1999, Hickox also served as one of the California Assembly Speaker’s appointees to the California Coastal Commission.  Mr. Hickox holds an MBA from Golden Gate University and a B.S. from California State University.

Skills & Qualifications

Mr. Hickox’s vast investment experience and roles with the State of California and other industry groups enable him to provide valuable leadership, public policy, investment, finance, and industry expertise to the Board.

Cadiz Board Committees ● Compensation (Chair) ● Audit & Risk ● Equity, Sustainability & Environmental Justice

Barbara A. Lloyd	Director Since: 2024	Age: 62

Biography

Barbara A. Lloyd was appointed to the Board effective February 29, 2024. Ms. Lloyd is currently CEO and Founder of IMPACTS USA Advisory Services (IMPACTS), a private consulting firm she established in 2013.  For more than 10 years, IMPACTS has been advising governments, developers, and investors on innovative capital asset strategies, including public-private partnerships for complex infrastructure projects such as California High-Speed Rail. IMPACTS advisory clients also have included multiple campuses of the University of California and the California Departments of Transportation and Veterans Affairs. She also advised the state Department of Water Resources and the cities of Los Angeles, Oakland and San Jose at prior employers. Prior to founding IMPACTS, from October 2008 to August 2013, Lloyd served as a Managing Director for KPMG, specializing in alternative financing and delivery options for complex infrastructure projects and governmental facilities. Previously, from February 1999 to October 2004, Lloyd served as Chief Deputy Treasurer and Deputy Treasurer for Public Finance for the California State Treasurer’s Office where she led multiple high-profile, complex bond transactions, such as California’s $11 billion Power Supply Revenue Bonds, then the largest municipal bonds ever issued (2002), and $12.3 billion Economic Recovery Bonds, including the largest single-day issuance in municipal bond history, at $7.9 billion (2004). In her role at the State Treasurers Office, Lloyd also served as chief negotiator and senior spokesperson with rating agencies, credit enhancement providers, investors, governmental agencies, and other bond market participants. Lloyd also served as Treasury Manager for the City of Oakland from December 1997 to February 1999.  Lloyd’s expansive financial career also includes roles in senior executive public finance positions at Lehman Brothers Public Finance, acquired by Barclays, and Leifer Capital, now KNN Public Finance. She led banking transactions for the State of California; Los Angeles Department of Water and Power; California Department of Veterans Affairs; Irvine Ranch Water District; San Diego County; City of Oakland; and California Communities JPA. Lloyd began her career as a Fellow for the California State Assembly, later becoming Chief of Staff in the 14th Assembly District serving diverse communities in Alameda County. Lloyd has an M.B.A. from Stanford University and a B.A. in Political Science from UC Davis.

Skills & Qualifications

Ms. Lloyd’s expertise in municipal and state bond financing including public financing initiatives for numerous state and local agencies, as well as her experience assembling some of the largest, most complex, multi-agency public private partnerships in the US, leading professional in the project finance industry with deep experience in public-private infrastructure financing in California, critical nexus between public policy, infrastructure, and capital markets.

Cadiz Board Committees ● Audit & Risk ● Compensation

Kenneth T. Lombard	Director Since: 2022	Age: 69

Biography

Kenneth T. Lombard was appointed to the Board of Directors of the Company in April 2022.  Mr. Lombard is presently President & CEO of BRIDGE Housing, a leading nonprofit developer, owner, and manager of affordable housing. He joined BRIDGE in November 2021. Over a career that spans three decades, Mr. Lombard joined BRIDGE following positions at Seritage Growth Properties (NYSE: SRG), where he served most recently as Special Advisor; he was an original Board member when Seritage went public in 2015 and subsequently served as Seritage’s EVP and COO. Seritage is a self-administered and self-managed REIT with properties totaling approximately 39 million square feet of space across 49 states and Puerto Rico. Earlier, Mr. Lombard was President of MacFarlane Partners, an investment management firm that acquires, develops, and manages real estate assets on behalf of pensions and institutional investors. Prior to joining MacFarlane Partners, Mr. Lombard served as Vice Chairman, Partner, and head of investments for Capri Capital Partners, and President of the Capri Urban Fund, which invested in more than $1 billion in commercial, residential, and mixed-use development, redevelopment, and repositioning projects in densely populated urban markets of the U.S. From 2004 to 2008, Mr. Lombard was President of Starbucks Entertainment, where he managed the collaboration with Concord Music to form a new Starbucks music label. In 1992, Mr. Lombard co-founded Johnson Development Corporation and spent 12 years as the President and Partner of the firm, creating a legacy of economic improvement in underserved communities of color in 65 cities and 17 states. Mr. Lombard holds a B.A. in Communication from the University of Washington.

Skills & Qualifications

Mr. Lombard’s broad experience in business development, executive management, investment banking, economic development, corporate expansion, and real estate investment provides important skills and guidance for the Board.

Cadiz Board Committees ● Audit & Risk

Richard Polanco	Director Since: 2022	Age: 73

Biography

Senator Richard Polanco was appointed a director of the Company in 2022.   Senator Polanco is presently managing director of Tres Es Inc., a boutique government affairs firm.  Senator Polanco began his career in public service in 1975 and served on the staff of several local and state officials including Los Angeles County Supervisor Ed Edelman in (1975 – 1978), California Governor Jerry Brown (1978 – 1982) and Assemblyman Richard Alatorre (1982 – 1986).  In 1986, Senator Polanco was elected to the California State Assembly where he served until 1994 when he was elected to the California State Senate. Senator Polanco served in the Senate from 1994 until his retirement in 2002, including four years as the Senate Majority Leader from 1998 – 2002. During his 16 years in the State Legislature Sen. Polanco served as Senate Majority Leader (1998-2002) and Chair of the Latino Legislative Caucus (1990 – 2002), authoring bills across a wide range of policy areas, from clean drinking water to voting rights.  In October 2002, Senator Polanco established the California Latino Caucus Institute for Public Policy, a 501(c)3 non-profit organization that supports leadership programs for Californians. Senator Polanco served as the Institute’s first Chairman of the Board.  Earlier in his career, Senator Polanco served as the Executive Director to the Maravilla Neighborhood Project Area Committee in East Los Angeles, and as a Community Organizer for the Maravilla Public Housing Project.  Senator Polanco has also served on a variety of public, private and non-profit boards and commissions, including California Delta Dental Plan, Meruelo Maddux Construction Inc., California Public Utility Commission Low Income Oversight Board, Sylvatex Inc., Farmworker Institute for Education & Leadership Development, Cesar Chavez Adult Charter School and the UCLA Luskin School of Urban Affairs.  He attended both the University of Redlands and the Universidad Nacional Mexico, majoring in business administration.

Skills & Qualifications

Senator Polanco’s 40-year career navigating the intersection of public policy, the private sector, and disadvantaged communities in California has provided him with a portfolio of skills valuable to the Board’s oversight of the Company’s purpose, mission, vision and values.

Cadiz Board Committees ● Compensation ● Equity, Sustainability & Environmental Justice

Carolyn Webb de Macías	Director Since: 2019	Age: 76

Biography

Carolyn Webb de Macías was elected to the Board of Directors of the Company in June 2019. Carolyn Webb de Macías is a community leader with an extensive career in public policy and higher education. Ms. Webb de Macías currently serves as Chief of Staff and Senior Advisor to the City of Los Angeles Mayor Karen Bass. She is also Board Chair for the Partnership for Los Angeles Schools, a non-profit organization that manages 20 schools through a Memorandum of Understanding with the Los Angeles Unified School District, and as member of the Board of the Community Coalition of South Los Angeles, a community education and advocacy organization. Previously Ms. Webb de Macías served as Chief of Staff in the Office of Elementary and Secondary Education in the US Department of Education  as an appointee of President Barack Obama from 2010-2012. From 1997 – 2008, Ms. Webb de Macías served in various roles at the University of Southern California including adjunct faculty member in the USC Rossier School of Education, associate provost from 1997 – 2002 and vice president for external relations from 2002 – 2008. Upon retirement from USC in 2008, Ms. Webb de Macías was granted the title of Vice President Emeritus. From 1991 – 1997 Ms. Webb de Macías served as chief of staff for Los Angeles City Councilman Mark Ridley-Thomas. Ms. Webb de Macías’ strong record of community service includes roles as founding member of the Board for the Alliance for Regional Collaboration to Heighten Educational Success (ARCHES), member of the Boards of the Los Angeles African American Women’s Public Policy Institute and the International Black Women’s Public Policy Institute, member of the Central City Association Executive Committee, and founding president of the Education Consortium of Central Los Angeles. Ms. Webb de Macías has been honored for her work as a founding member of Young Black Scholars of Los Angeles and named a Black Woman of Achievement by the NAACP Legal Defense and Education Fund.

Skills & Qualifications

Ms. Webb de Macías’ long history of public service and role as a community leader in Southern California enables her to provide valuable public policy expertise and California community insights to the Board.

Cadiz Board Committees ● Compensation ● Equity, Sustainability & Environmental Justice (Chair)

Executive Officer Biographical Information and Highlights

Stanley Speer Chief Financial Officer (CFO)	Appointed: 2020	Age: 63

Biography

Stanley Speer was appointed Chief Financial Officer (CFO) of the Company on May 5, 2020.  In addition to his role at the Company, Mr. Speer is the principal of Speer and Associates, LLC, a consulting firm he founded in 2012 to provide practical operational, financial and strategic financial solutions to public and private businesses.  Previously, Mr. Speer was a Managing Director with Alvarez & Marsal (“A&M”), a global professional services firm specializing in advising and assisting boards of directors, investment groups, management groups and lenders in a wide range of turnaround, restructuring and reorganization situations. Prior to joining A&M, Mr. Speer served as Chief Financial Officer for Cadiz from 1997 to 2003 and its subsidiary Sun World International, a fully-integrated agriculture company. Earlier, Mr. Speer was a partner with Coopers & Lybrand (now PricewaterhouseCoopers), where he spent 14 years in the Los Angeles office specializing in business reorganizations. In addition to his professional positions, from May 2018 – February 2024, Mr. Speer served on the Board of Directors of Sunworks (NASDAQ: SUNW) including as chair of the Sunworks audit committee. Mr. Speer earned his bachelor’s degree in business administration from the University of Southern California.

THE BOARD OF DIRECTORS

     As enshrined in the Company’s bylaws, all business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The Board of Directors is responsible for the Company’s management and strategic direction and also for establishing our broad corporate policies, including our leadership structure. The Board also oversees and reviews key aspects of the Company’s risk management efforts and regularly reviews our strategic business plans, which includes evaluating the objectives of and risks associated with these plans.

     Directors of the Company hold office until the next annual meeting of stockholders or until their successors are elected and qualified. There are no family relationships between any directors or current officers of the Company.  Company officers serve at the discretion of the Board of Directors.

Director Independence

     Messrs. Courter, Hickox, Lombard and Polanco and Mses. Dreyfus, Echaveste, Lloyd and Webb de Macías have all been affirmatively determined by the Board to be “independent” under all relevant securities and other laws and regulations, including those set forth in SEC and regulations and pertinent listing standards of the NASDAQ Global Market, as in effect from time to time.  Mr. Hickox is the Company’s lead independent director, appointed by the Board to serve in this role in 2021.  The objective of the lead independent director is to further enhance independent board oversight of management and to provide a board liaison to stockholder interests independent of management.

     The Company’s independent directors meet routinely in executive session without the presence of management.  Independent directors met in executive session at each regularly scheduled meeting of the Board in 2023, in each case outside the presence of any director who also serves as an executive officer.  In addition to regularly scheduled board meetings, the Board of Directors and various committees of the Board regularly meet to receive and discuss operating and financial reports presented by the Chief Executive Officer and other members of management as well as reports by experts and other advisors.

Independence of Committee Members

     All standing committees of the Board of Directors are comprised entirely of directors whom the Board has affirmatively determined to be independent, as they meet the objective requirements set forth by the NASDAQ Global Market and the SEC, and each of whom have no relationship, direct or indirect, to the Company other than as stockholders or through their service on the Board.

     Each Board committee is chaired by an independent director and maintains a written charter detailing its authority and responsibilities.  These charters are reviewed periodically as legislative and regulatory developments and business circumstances warrant and are available in their entirety on the Company’s website at https://cadizinc.com/investors/#governance and to any stockholder otherwise requesting a copy.

Communications with the Board of Directors

     Stockholders wishing to communicate with the Board, or with a specific Board member, may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Board of Directors c/o Stanley Speer, Corporate Secretary, Cadiz Inc., 550 S. Hope Street, Suite 2850, Los Angeles, California 90071.

Attendance of Board of Directors at the Annual Meeting

     A majority of the members of the Board shall attend each annual stockholder meeting. At the 2023 Annual Meeting of Stockholders, six of the eight continuing members of the Board were present.

     During annual stockholder meetings, stockholders shall have the right to ask questions, both orally and in writing, and, where appropriate, receive answers and discussion from the members of the Board and CEO with such discussion to take place regardless of whether those questions have been submitted in advance. Instructions regarding how to ask a question at the 2024 Annual Meeting will be provided in the virtual meeting room to those stockholders who register online to attend virtually.

Meetings of the Board of Directors

     During the year ended December 31, 2023, the Board of Directors held five formal meetings, conferred on a number of occasions through telephone conferences, and took action, when appropriate, by unanimous written consent.  All incumbent members of the Board of Directors were present at each meeting.  Ms. Dreyfus was not named to the Board until the 2023 Annual Stockholders Meeting and therefore did not attend two meetings in 2023.  Ms. Lloyd was not named to the Board until February 2024 and therefore did not attend any meetings in 2023.

Committees of the Board of Directors

The Audit and Risk Committee

     The Audit and Risk Committee reviews and discusses with management and advises and makes recommendations to the Board of Directors regarding the financial, investment and accounting procedures and practices followed by the Company. The Audit and Risk Committee also conducts regular assessment of enterprise risk related to the operation of the business, including litigation, regulatory and financial risks as well as information security and technology risks that are managed and addressed by the Company. In this capacity the Audit and Risk Committee also reviews the Company’s risk assessment and risk management policies.

     The Audit and Risk Committee may also be referred to as the Audit Committee throughout this proxy statement.

     The Audit and Risk Committee is responsible for the following duties: (i) considering the adequacy of the Company’s internal accounting control procedures, (ii) overseeing the Company’s compliance with and management of risks related to legal, regulatory, and reporting requirements, and information security, including cybersecurity (iii) reviewing the independent auditor’s qualifications and independence, (iv) the appointment, compensation and oversight of all work performed by the independent registered public accounting firm, and (v) overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit and Risk Committee also identifies material risks relating to the Company’s compliance and prepares a written report to the Board whenever a material risk relating to the Company’s compliance is identified. Finally, the Audit and Risk Committee also monitors compliance with the Company’s Code of Business Conduct and Ethics and reports to the Compensation Committee on an annual basis regarding the CEO’s and Chief Financial Officer’s contributions to and their effectiveness and dedication to ensuring the Company’s compliance with the Company’s culture of ethics and all applicable laws, rules, and regulations. The charter is available on the Company’s website at https://www.cadizinc.com/investors/ and to any stockholder otherwise requesting a copy.

     The Audit and Risk Committee is currently composed of Mr. Courter, Ms. Dreyfus, Ms. Lloyd,  Mr. Lombard and Mr. Hickox. Mr. Courter is the Audit and Risk Committee Chair. The Board has determined that all members of its Audit and Risk Committee are independent. The Board of Directors has determined that Mr. Courter is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K under the Securities Act.

     The Audit and Risk Committee met four times during the year ended December 31, 2023. All incumbent and then serving members of the Audit and Risk Committee were present at each meeting. Ms. Dreyfus was not appointed to the Audit and Risk Committee until the 2023 Annual Stockholders Meeting and therefore did not attend two meetings held in 2023.  Ms. Lloyd was not named to the Audit and Risk Committee until February 2024 and therefore did not attend any Audit and Risk Committee meetings in 2023.   Each member of the Audit and Risk Committee receives quarterly training materials from the Company’s independent auditors, with such training to include coverage of compliance with Generally Accepted Accounting Principles, the Sarbanes Oxley Act, corporate governance, assessment of risk, compliance auditing, and reporting requirements for publicly-traded corporations.

The Compensation Committee

     The Compensation Committee oversees compensation structure and policy for the Company’s executives, including the Chief Executive Officer, key executives and senior management. The Compensation Committee also oversees the Company’s human capital management and regulatory compliance with compensation rules and regulations of the Securities and Exchange Commission (“SEC”) and other corporate law and regulatory policies applicable to the Company.

     The duties and responsibilities of the Compensation Committee include: (i) establish the Company’s general compensation philosophy and oversee the development and implementation of compensation programs, (ii) advise and make recommendations to the Board of Directors regarding the compensation of directors and executive officers, (ii)  produce an annual report on executive compensation for inclusion in the Company’s proxy statement, (iii) review and approve compensation programs for members of the Board, (iv) review the results of any advisory stockholder votes on executive compensation and consider adjustments as a result of such votes, and (v) oversee the Company’s workforce strategy and process for training, development, recruitment, organizational health and safety policies, and succession planning, among other duties.

     The Committee operates in accordance with a written charter adopted by the Board of Directors, and amended in 2021.  The charter is available on the Company’s website at https://www.cadizinc.com/investors/ and to any stockholder otherwise requesting a copy.

     The Compensation Committee is currently composed of Mr. Hickox, Ms. Lloyd, Sen. Polanco and Ms. Webb de Macías.  Mr. Hickox is the Compensation Committee Chair.  The Board has determined that all members of its Compensation Committee are independent.  In 2023, the Compensation Committee conferred on a number of occasions through telephone conferences, and took action, when appropriate, by unanimous written consent.  Ms. Lloyd was appointed to the Compensation Committee in February 2024.

The Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee is responsible for developing and recommending to the Board corporate governance policies and principles applicable to the Company to ensure oversight and evaluation of the Board and management. The Corporate Governance and Nominating Committee is also responsible for the identification and recommendation to the Board of qualified candidates for nomination to the Board and its committees.

     In particular, the duties and responsibilities of the Corporate Governance and Nominating Committee include: (i) make recommendations to the Board from time to time as to changes that the Corporate Governance and Nominating Committee believes to be desirable to the size of the Board or any committee thereof; (ii)  identify individuals believed to be qualified to become Board members, and to recommend to the Board nominees to stand for election as directors at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders, or in the  case of a vacancy in the office of a director; (iii) develop and recommend to the Board standards to be applied in making determinations as to the absence of material relationships between the Company and a director; (iv) identify and recommend Board members qualified to fill vacancies on any committee of the Board; (v) establish procedures for the Corporate Governance and Nominating Committee to exercise oversight of the governance practices and policies of the Board and management; (vi) develop and recommend to the Board a set of corporate governance principles applicable to the Company, and review those principles at least once a year; and (vii) prepare and issue to the Board an annual evaluation performance evaluation of the Corporate Governance and Nominating Committee.

     The Corporate Governance and Nominating Committee is currently composed of Ms. Echaveste, Mr. Courter, and Ms. Dreyfus.  Ms. Echaveste is the Corporate Governance and Nominating Committee Chair. The Board has determined that all members of its Corporate Governance and Nominating Committee are independent.  In 2023, the Corporate Governance and Nominating Committee met two times, conferred on a number of occasions through telephone conferences, and took action, when appropriate, by unanimous written consent. All then serving members of the Corporate Governance and Nominating Committee were present at the meetings. Ms. Dreyfus was not appointed to the Corporate Governance and Nominating Committee until the 2023 Annual Stockholders Meeting and therefore did not attend one meeting held in 2023.

     The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board, which is available on the Company’s website at https://www.cadizinc.com/investors/ and to any stockholder otherwise requesting a copy.

     Nomination Process

     The Corporate Governance and Nominating Committee does not currently have a formal policy regarding the process for identifying and evaluating nominees for directors (including nominees recommended by stockholders), but regularly considers director refreshment opportunities to ensure the Board has the skills necessary to guide the Company’s business plan over time and will consider new nominations from time-to-time throughout the year, and at least annually.   When a new candidate has been identified, they will be considered by the Corporate Governance and Nominating Committee, which will then make a recommendation to the Board.

     The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders to be named in the Proxy Statement provided the nominations are received on a timely basis and contain all information relating to such nominee as is required to be disclosed in the Bylaws, including such person’s written consent to being named as a nominee and to serve as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the proposed nomination is being made, and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner.

     The Corporate Governance and Nominating Committee will consider nominees suggested by management, stockholders, or any stakeholders on the same terms as described in the charter of the Corporate Governance and Nominating Committee.

     Nominee Qualifications

     The Corporate Governance and Nominating Committee believes that nominees for election to the Board must possess certain minimum qualifications and be a well-rounded member able to contribute to the company’s overall success with an independent view of operations from management.  The Corporate Governance and Nominating Committee will consider a candidate’s judgment, skill, ethics, expertise, experience with businesses and other organizations of comparable size, financial background, beneficial ownership of the Company and the interplay of the candidate’s experience with the experience of other Board members, among other factors, in assessing a candidate.

     Furthermore, Board members should possess skills in relevant industries and subject matter areas, so that they are well suited to the task of overseeing both the risks and the strategy of the Company. The Corporate Governance and Nominating Committee also seeks Board members able to contribute the time and energy required to attend to decision-making and who are willing to both challenge and support the management team.

The Equity, Sustainability and Environmental Justice Committee

     The Equity, Sustainability and Environmental Justice (“ESEJ”) Committee was created by the Board in March 2022 to ensure the Company’s projects, programs, and policies are sustainable and continue to be supportive of communities that lack equitable access to water, and the many quality-of-life benefits reliable water provides. The ESEJ Committee is specifically responsible for overseeing the Company’s development, implementation, and maintenance of policies, programs, and practices with respect to sustainability, environmental protection, environmental justice, equity, diversity, inclusion, and community engagement.

     Previously, the monitoring, review and guidance of these policies, programs and practices were addressed in part by the Corporate Governance and Nominating Committee but were elevated by the Board to a separate committee given their integral role in the fulfillment of the Company’s mission.

     The duties and responsibilities of the ESEJ Committee include: (i) Provide review of and guidance for the Company’s policies, programs, and practices with respect to sustainability, particularly corporate environmental, social, and governance (“ESG”) commitments and metrics, environmental compliance and management; (ii) Provide review and monitoring of regulatory and public affairs policies and practices of interest to the Company, including matters before environmental, regulatory or other government agencies that may affect business operations or material financial performance of the Company; (iii) Review the Company’s policies and practices related to environmental justice, and engagement with underserved and disadvantaged communities; (iv) Advise on the Company’s policies related to diversity, equity, inclusion, and human capital management practices; and (v) Review and make recommendations to the Company regarding community relations, public relations and outreach programs, including community engagement, corporate social responsibility and philanthropy practices.

     The ESEJ Committee is currently composed of Ms. Echaveste, Mr. Hickox, Sen. Polanco and Ms. Webb de Macías.  Ms. Webb de Macías is the ESEJ Committee Chair. The Board has determined that all members of the ESEJ Committee are independent.  In 2023, the ESEJ Committee conferred on a number of occasions through telephone conferences, and took action, when appropriate, by unanimous written consent.

The ESEJ Committee operates under a written charter adopted by the Board, which is available on the Company’s website at https://www.cadizinc.com/governance/ and to any stockholder otherwise requesting a copy.

     Board Skills and Experience

     Our Directors have extensive and diverse experience in a variety of fields relevant to the Company’s clean water solutions development and environmental sustainability focused goals and initiatives, including as outlined here:

	Kennedy	Courter	Dreyfus	Echaveste	Hickox	Lloyd	Lombard	Polanco	Webb de Macías
Executive Experience	X	X	X	X	X	X	X	X	X
Water Policy	X					X	X	X
Agricultural Development			X
Real Estate Development					X		X
Water Technology & Engineering	X	X
Environmental Stewardship	X				X	X
Finance and Capital Markets	X	X	X		X	X	X
Risk Management		X	X	X	X	X		X
Accounting & Audit		X	X		X	X	X
Public Policy	X			X	X	X	X	X	X
Community Engagement & Outreach	X			X			X	X	X
Corporate Governance & Sustainability		X	X	X	X				X
Academia		X		X					X
Legal & Regulatory	X			X	X	X			X

     The Directors also have demonstrated significant leadership experience in the following roles at Cadiz or other companies or organizations:

●	Chief executive officer: (Mr. Courter, Ms. Dreyfus, Ms. Echaveste, Mr. Hickox, Ms. Lloyd, Mr. Lombard and Ms. Kennedy),
●	Government Leaders, including high-ranking appointments in state and federal government administrations: (Ms. Echaveste, Mr. Hickox, Ms. Lloyd, Ms. Kennedy, Sen. Polanco and Ms. Webb de Macías),
●	Chairs of community and academic foundation boards: (Ms. Echaveste, Ms. Dreyfus, Mr. Lombard and Ms. Webb de Macías).

     The Board believes that these combined skills and experiences are important for the success of the current Board of Directors.

     The diversity of our Board members, including gender, ethnic, cultural and racial diversity as well as diversity of thought and perspectives, is also an important factor in determining board composition to ensure that our Board can offer management the benefit of different experiences and viewpoints to best inform Company practices and strategic goals, and to ensure Board members reflect the diversity of the areas in which we operate. The Board conducts regular refreshment and exhibits gender, racial, ethnic, skill and background diversity. In February 2024, following the appointment of Director Lloyd, the Board became a majority of female directors for the first time in the Company’s history. 78% of the Board are either women and/or racially and ethnically diverse.

Board Diversity Matrix (as of April 1, 2024)
Board Size:
Total number of Directors	9
	Female	Male	Non-Binary	Did not Disclose Gender
Gender:
Directors	5	4	-	-
Number of Directors who identify in Any of the Categories Below:
African American or Black	1	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian (other than South Asian)	-	-	-	-
South Asian	-	-	-	-
Hispanic	1	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	2	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	1	-	-	-
Persons with Disabilities	-	-	-	-

Board Diversity Matrix (as of May 1, 2023)
Board Size:
Total number of Directors	9
	Female	Male	Non-Binary	Did not Disclose Gender
Gender:
Directors	4	5	-	-
Number of Directors who identify in Any of the Categories Below:
African American or Black	1	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian (other than South Asian)	-	-	-	-
South Asian	-	-	-	-
Hispanic	1	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	3	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	1	-	-	-
Persons with Disabilities	-	-	-	-

CODE OF CONDUCT AND ETHICS

     The Company has adopted a code of conduct and ethics that applies to all of our employees, including the CEO and CFO.  A copy of the code of conduct and ethics may be found on the Company’s website at http://www.cadizinc.com/investors.

     The code of conduct and ethics defines and prohibits conflicts of interest and provides for means for communicating potential conflicts. It also prohibits using corporate opportunities, property, information, or position for personal gain. The code of conduct and ethics also includes confidentiality restrictions, rules for protection and proper use of Company assets, fair dealing requirements for interactions with customers, suppliers, and competitors and requirements for compliance with applicable law, including insider trading laws.

     Any employee who becomes aware of any existing or potential violation of the code of conduct and ethics is required to report it.  Any waivers from and amendments to the code of ethics granted to directors or executive officers will be promptly disclosed on the Company’s website at http://www.cadizinc.com.  There are no waivers from the code of conduct and ethics applicable to any employee at this time.

ANTI-BRIBERY AND ANTI-CORRUPTION POLICY

     Pursuant to our Anti-Bribery and Anti-Corruption Policy Statement, we prohibit all of our directors, officers, employees, and consultants from acts of bribery or corruption as defined by the policy statement. The Anti-Bribery and Anti-Corruption policy also defines conflicts of interest and requirements to minimize such conflicts.  In addition, the policy defines and prohibits facilitation payments and outlines guidelines for acceptable behavior. A copy of the anti-bribery and anti-corruption policy may be found on the Company’s website at http://www.cadizinc.com/investors.

WHISTLEBLOWER POLICY

     Pursuant to our Whistleblower Policy Statement, we encourage and enable employees and others to raise serious concerns internally so that any inappropriate conduct and actions can be addressed and corrected. It is the responsibility of all board members, officers, employees, contractors and volunteers to report concerns about violations of the Company’s code of conduct and ethics or suspected violations of law or regulations that govern the Company’s operations. The Whistleblower policy statement includes a non-retaliation policy and reporting procedures including information on how to contact the Chair of the Audit and Risk Committee directly.  The Audit and Risk Committee oversees treatment of all complaints.

ANTI-HEDGING AND PLEDGING POLICY

     Pursuant to our Policy Statement Regarding Insider Trading and Confidentiality, we prohibit all of our directors, officers, employees, and consultants from hedging their ownership of our stock, including trading in options, puts, calls, or other derivative instruments related to our stock or debt which are designed to hedge or offset any potential decrease in market value.  Such persons are prohibited from purchasing our stock on margin, borrowing against our stock held in a margin account, or pledging our stock as collateral for a loan, unless approved by a designated official following consultation with our General Counsel. A copy of the Policy Statement Regarding Insider Trading and Confidentiality may be found on the Company’s website at http://www.cadizinc.com/investors.

CLAWBACK AND FORFEITURE POLICY

     In September 2023, our Board of Directors adopted the Cadiz Inc. Clawback and Forfeiture Policy (referred to as the "Clawback Policy ") in accordance with Rule 10D-1 of the Securities Exchange Act of 1934 and Nasdaq listing standards. The Clawback Policy applies to current and former officers of the Company as defined in Rule 10D-1, including the named executive officers, and will be administered by the Compensation Committee. In the event the Company is required to prepare an accounting restatement to correct material noncompliance with any financial reporting requirement under U.S. federal securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, it is our policy to recover erroneously awarded incentive-based compensation received by our officers as those terms are defined in Rule 10D-1 including both time-based and performance stock incentives. The recovery of such compensation applies regardless of whether an officer engaged in fraud or misconduct in connection with the restatement. The Clawback Policy was included as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

     The Company’s compensation policies and practices are developed and implemented through the Compensation Committee of the Board of Directors. It is the Committee’s responsibility to review and consider annually the performance of the Company’s named executive officers in achieving both corporate and individual goals and objectives, and to assure that the Company’s compensation policies and practices are competitive and effective in incentivizing management.

     The Compensation Discussion and Analysis section provides a description of the primary elements of the Company’s fiscal year 2023 compensation program and policies for the following individuals, who served during the year as our named executive officers:

●	Susan Kennedy, Chair of the Board
●	Scott Slater, President and Chief Executive Officer (“CEO”)
●	Stanley Speer, Chief Financial Officer

     Effective January 1, 2024, in addition to her role as Chair of the Board, Susan Kennedy was appointed by the Board as the Company’s CEO, a full-time position managing the Company’s day-to-day operation and the development of its water solutions.  Scott Slater concurrently voluntarily stepped down from his role as CEO, President, and Board member, but was retained as an advisor to the Company focused on completing numerous transactions related to the water supply and storage project, ATEC Water Systems LLC and other commercial opportunities.  No severance was paid to Mr. Slater.

     In 2023, our named executive officers oversaw multiple initiatives important to the long-term success of the Company, including:

●	Supported scientific and technical work necessary for conversion of the Company’s Northern Pipeline asset to water conveyance.

●

Negotiated and executed agreements with the County of San Bernardino significant for implementation of the Cadiz Water Conservation and Storage Project (“Water Project”), including County participation in the joint powers authority that will oversee construction and operation of Water Project facilities and reservation of water supply for county-based water agencies and disadvantaged communities.

●	Negotiated and executed financial transactions to support the Company’s working capital needs and project development.

●	Negotiated and executed agreements to utilize clean energy supplies to power the Company’s water infrastructure and Water Project facilities.

●

Directed the application process and secured the assignment of the existing permit from the US Bureau of Land Management for the Company’s Northern Pipeline allowing the Company to advance Water Project development on several fronts.

●

Managed the operations of ATEC Water Systems, LLC, including design, approval and manufacturing of filtration systems under contracts.  These contracts included a $10M contract to provide ATEC wellhead filters for the Central Utah Water Conservancy District (“CUWCD”) treatment facility that will deliver 60 million gallons per day that is expected to be completed in 2024. CUWCD is Utah’s largest water conservancy district.

     Compensation Committee activities in 2023 included:

●	Evaluating the performance of the Company’s executive officers;

●	Reviewing, analyzing and approving the total compensation and benefits of the Company’s executive officers, including cash compensation and long-term incentive compensation; and

●	Reviewing guidelines and standards regarding the Company’s compensation practices and philosophy.

     For the Company’s named executive officers, other than Mr. Slater, the committee established compensation levels based, in part, on the recommendations of Mr. Slater as CEO.

     This section should be read in conjunction with the “Summary Compensation Table” and related tables pertaining to the compensation earned in 2023 by the named executive officers presented in this Annual Report under the caption “Executive Compensation”.

Compensation Philosophy

     The Company’s business plan and goals have historically been and continue to be linked to the development of our diverse water solutions assets. The Company’s annual cash resources have historically been focused on funding development of the Company’s portfolio of water supply, water storage, water conveyance and water filtration technology assets, as well as our ongoing land management initiatives and agriculture. Due to the long-term nature of developing our unique assets, the progress made by the Company in the development of our water solutions, including the Water Project, does not generally bear a direct relationship to quarterly and annual results of operations.

     It is critical to the development of our water solutions assets, including the Water Project, that the Company attracts and retains well-qualified executives familiar with the agriculture and water industries as well as with pipeline and water infrastructure and project development. As a result, the Company’s executive compensation programs seek to maintain a competitive annual salary structure and emphasize long-term, equity-based incentives that are connected to the ultimate implementation of our projects. These programs strive to align the interests of the executive officers and senior management with those of the Company’s stockholders. In doing so, the Company intentionally reduces the risk that executives will place too much focus on short-term achievements to the detriment of the long-term plans and goals of the Company.

     We welcome direct stockholder feedback on our compensation programs. Throughout the year we met, both in person, online and via telephone calls, with stockholders representing approximately 65% of shares outstanding and have taken into consideration the opinions that have been expressed as being important to them regarding executive compensation.

Elements of Compensation

     The Company’s compensation program has four primary components: cash salary, performance-based cash awards, long-term incentives through equity stock awards, and benefits. Each element of the Company’s compensation program has been specifically chosen to reward, motivate and incentivize the executives of the Company to further develop water solutions assets including implementation of the Water Project and our other development initiatives. The Compensation Committee determines the amount for both total compensation and each compensation element through discussions with the Company’s management, consideration of benchmarking data, past performance and future corporate and individual objectives.

     The four basic elements of compensation, described in further detail below, are:

●

SALARY.  Base salaries for the Company’s named executives are determined by the Compensation Committee depending on a variety of factors including the scope of their responsibilities, their leadership skills and values, their performance and length of service. Salaries for our named executive officers are intended to create a minimum level of compensation that is competitive with other companies deemed comparable, depending on the prior experience and position of the executive. Salaries are typically paid in cash but could also be paid with restricted stock awards. Decisions regarding salary increases are also affected by the named executive’s current salary and the amounts paid to their peers within and outside the Company.

●

LONG-TERM INCENTIVES.  The primary form of incentive compensation that is offered to the Company’s executives consists of long-term incentives in the form of equity awards. The use of such long-term incentives is intended to focus and align goals of Company executives with those of stockholders and creates a direct interest in the results of operations, short and long-term performance and achievement of the Company’s milestones and goals.

●

PERFORMANCE BASED CASH AWARDS.  The Compensation Committee believes that it is sometimes important to offer cash incentives to executives for the achievement of specified objectives that yield increased value for stockholders and will utilize performance-based cash awards from time to time to provide additional incentives.

●

BENEFITS.  The Compensation Committee also incorporates retirement, insurance, termination and severance benefits in the compensation program for executive officers. These benefits are offered to retain top executives, maintain their health and wellness and remain competitive in the industry. The retirement and insurance benefits are consistent with those benefits offered more broadly to the Company’s employees.

     The Company’s overall compensation packages for our named executive officers have historically emphasized equity incentives due to the long-term development timelines of our water solutions assets. Even with the emphasis on long-term incentives, the Company’s overall compensation is established at a level comparable to our peer group of companies, which share a similar focus on development of assets. As the Water Project has finalized important permitting milestones, the Committee has also utilized performance-based cash awards to reward achieved milestones and goals in that calendar year.

Use of Peer Group

     We are a water solutions provider with a unique combination of land, water, pipeline and water filtration technology assets located in Southern California between major water systems serving population centers in the Southwestern United States. Our portfolio of assets includes 2.5 million acre-feet of water supply (permits complete), 220 miles of existing, buried pipeline, 1 million acre-feet of groundwater storage capacity, and versatile, scalable and cost-effective water filtration technology. We will provide products and services to public water systems, government agencies and commercial clients. Because no other publicly-traded company is similarly situated with such a collection of assets, it is difficult to identify directly comparable peer companies.

     The Company is often compared to water utility companies due to our focus on water supply, storage and conveyance infrastructure, but we view our peers as operating in the property and natural resource asset development sectors specifically companies with comparable market capitalization and an emphasis on the sustainable development of property and real estate, including for agriculture and water supply in the Southwestern United States. This includes companies in Standard & Poor’s Global Industry Classification Standard (GICS) code 601020, Real Estate Management and Development.  We believe our peer group includes the following nine publicly traded companies:

● Alico, Inc. ● Five Point Holdings ● Forestar Group, Inc.
● Limoneira Company ● Maui Land & Pineapple
● Pure Cycle Corp. ● Stratus Properties
● Tejon Ranch Co. ● The St. Joe Company

Benchmarking

     The Compensation Committee believes it is important to understand and analyze the current compensation programs of other companies when making compensation decisions. We traditionally consider the compensation programs of our peers when determining compensation for the Company’s named executive officers. This year the Committee reviewed publicly available information for our peer group companies to compare the components of our compensation program for the executive officers with those of the peer group. In 2024, we also consulted with Coda Advisors, which reviewed our current executive compensation program and those of our peers and recommended adjustments to our programs to ensure continued competitiveness amongst our peers.

     Due to the Company’s business plan with particular emphasis on development of the Water Project, the Compensation Committee exercises its discretion in determining compensation packages that may differ from the peer group. Nevertheless, the peer group is instructive in assessing elements of compensation and structure for similarly situated real estate and land development companies.

     Upon review of publicly available information for our peers, the Committee found the annual base salary of our CEO in 2023 was in the bottom quartile among our peers and that total direct compensation of our CEO was the lowest in the peer group.

Performance Objectives

     The Committee emphasizes performance objectives for executives when granting long-term equity compensation awards from existing plans. Currently, as described above, the Company is focused on the performance of objectives related to development of our water solutions including implementation of the water supply, storage and conveyance solutions available via the Water Project and connects equity grants to the satisfaction of project development objectives utilizing both restrictions on sale and vesting schedules commensurate with the anticipated project development timelines.

Elements of 2023 Compensation

1.  SALARY.  In evaluating base salaries for 2023, the Compensation Committee believed it was important to maintain competitive base salary compensation that would also keep cash compensation expenditures to a minimum. In 2023, annual base salaries of the Company’s Chair, CEO and CFO remained the same as in 2022.

2.  LONG-TERM INCENTIVES.  The Committee has chosen to rely upon equity instruments, such as restricted stock and options, in designing compensation packages for executives. The Committee views the grant of equity-based awards as an incentive for successful performance since the value of these equity-based awards will increase as the Company’s stock price increases, thereby satisfying the Committee’s goal of linking executive compensation to share price appreciation over the longer term and promoting the retention of the key executives throughout the development process of our projects. The Committee is conscious of the potential dilutive effect arising from the use of equity incentives and tries to limit issuances to maintain appropriate ratios of overall ownership levels in the Company from year to year.

To maintain alignment with the goals of stockholders when utilizing equity-based incentive compensation, the Compensation Committee and the Board have created plans subject to stockholder approval. The Company’s most recent equity incentive program (the “2019 EIP”) was approved at the Company’s 2019 Annual Meeting of Stockholders and subsequently amended at the Company’s 2022 Annual Meeting.  The 2019 EIP, as amended, reserved 2,700,000 shares for issuance; the plan had 29,851 shares available for issuance as of April 18, 2024. The Company is proposing a further amendment to the 2019 EIP for shareholder approval at the 2024 Annual Meeting to increase the reserved shares for issuance by an additional 2,500,000 shares.

In April 2021 Mr. Slater received a long-term equity incentive award of 255,000 shares of the Company’s common stock in the form of Restricted Stock Units (“RSUs”). Under the terms and conditions and at the time of the grant of RSUs, Mr. Slater would be issued 170,000 shares of the Company’s common stock upon achievement of certain milestone events, as described in the Employment Arrangements section of this report, and 85,000 shares on March 1, 2023. The RSU incentive award is subject in each case to continued employment with the Company through the vesting date. Mr. Slater resigned as CEO, President and a Board member on December 31, 2023 and 85,000 RSUs related to a milestone event were forfeited at that time.

On February 4, 2022, Ms. Kennedy was appointed Chair of the Board of Directors, an executive officer role. At the time of her appointment, Ms. Kennedy received an equity incentive award of 450,000 shares of the Company’s common stock in the form of Performance Stock Units (“PSUs”). Under the terms and conditions of the grant of PSUs, Ms. Kennedy would be issued 450,000 shares of the Company’s common stock or cash, at the option of the Compensation Committee, upon achievement of certain performance events, as described in the Employment Arrangements section of this report. The PSU incentive award is subject to continued employment with the Company through the vesting date.  Ms. Kennedy took on the additional role as CEO on January 1, 2024.  In April 2024, the Board and Ms. Kennedy agreed upon a new compensation package as described in the Employment Arrangements section of this proxy statement which includes cancellation of the 450,000 PSUs and a new grant of a total of 1.6 million RSUs and PSUs subject to shareholder approval of Proposal 3 in this proxy statement to increase the shares available under the 2019 EIP.

In April 2021, Mr. Speer received a long-term equity incentive award of 127,500 shares of the Company’s common stock in the form of RSUs. Under the terms and conditions of the grant of RSUs, Mr. Speer would be issued 85,000 shares of the Company’s common stock upon achievement of certain milestone events, as described in the Employment Arrangements section of this report, and 42,500 shares on March 1, 2023. The RSU incentive award is subject to continued employment with the Company through the vesting date.

3.  CASH AWARDS.  While the Compensation Committee believes that equity based awards rather than cash based awards generally allow the Company to better preserve existing cash resources and, accordingly, has relied primarily upon the grant of equity based awards to reward executive performance (see “Long-Term Incentives”) of named executive officers, the Compensation Committee also believes that it is important to offer cash incentives to executives for the achievement of specified objectives that yield increased value for stockholders and to reduce the tax burdens associated with the issuance of restricted equity based awards. No cash awards were granted in 2023 to Mr. Slater or Mr. Speer.  In April 2024, Ms. Kennedy was granted an award of $150,000 in cash and 150,000 shares of common stock in recognition of her performance as Chair during 2023 and success in furthering the important initiatives discussed earlier in the overview section of this discussion and analysis.

4.  BENEFITS.  Per their employment arrangements described below, Ms. Kennedy and Mr. Speer each received retirement benefits as part of their compensation packages in 2023.

Severance and Change in Control Provisions

     The Company’s compensation agreements with Ms. Kennedy and Mr. Speer, as in effect during 2023, provided for certain severance provisions and benefits associated with various termination scenarios, as well as certain vesting acceleration for equity-based compensation in the event of a change-in-control. The severance and change in control provisions were determined largely by negotiations between the parties as one of the many elements of a larger negotiation involving the particular executive’s employment with the Company. These agreements are designed to be competitive in the marketplace and provide security for these executives in the event that the Company is acquired, and their position is impacted. This will allow the Company’s executives to consider and implement transformative transactions of significant benefit to our stockholders without undue concern over their own financial situations. Nevertheless, if an executive departs under circumstances that call into question whether any compensation amounts paid to him or her were validly earned, we will pursue any legal rights we deemed appropriate under the circumstances.

     A summary of the severance and change-in-control provisions applicable to compensation arrangements with the Company’s named executive officers named in the Summary Compensation Table, along with a quantification of the benefits available to each named officer as of December 31, 2023, can be found in the section captioned “Potential Payments upon Termination or Change in Control”. The Company does not provide excise tax gross-ups as part of these benefits.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company. Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Mr. Winston H. Hickox, Chair
Ms. Barbara Lloyd Sen. Richard Polanco Ms. Carolyn Webb de Macías

     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

     We are a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis. We have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.

Summary Compensation Table

     The following table shows the compensation awarded to, earned by, or paid during the years ended December 31, 2023 and 2022, to the Company’s former chief executive officer and president, chief financial officer and our current Chair and chief executive officer.

Name and Principal Position(1)	Year	Salary ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Scott Slater Former President and Principal Executive Officer	2023 2022	300,000 300,000	85,504 520,152	- -	385,504 820,152
Stanley E. Speer Current Principal Financial Officer and Secretary	2023 2022	350,000 350,000	42,752 260,076	21,600 20,600	414,352 630,676
Susan Kennedy Current Chair and Principal Executive Officer	2023 2022	300,300 266,209	9,396 3,394	9,000 4,500	318,396 274,103

______________________

1.

The executive officers listed in the Summary Compensation Table above were the Company’s only executive officers during the year ended December 31, 2023. Effective January 1, 2024, Mr. Slater stepped down as President, CEO and Board Member and Ms. Kennedy was appointed as the CEO of the Company.  Mr. Slater served as President and Principal Executive Officer until December 31, 2023, at which time Mr. Slater stepped down as President and Principal Executive Officer and as a member of the Board.  On January 1, 2024 Ms. Kennedy assumed the position of Chief Executive Officer of the Company, while continuing to serve in her capacity as Chair.

2.

This column discloses the dollar amount of compensation cost recognized for the respective fiscal year in accordance with FASB ASC Topic 718. The assumptions used for determining the value of stock awards and options are set forth in Note 11 to the Consolidated Financial Statements, ”Stock-Based Compensation Plans and Warrants”. All Stock Awards listed were approved by Stockholders as part of the 2019 Equity Incentive Plan.

3.

All Other Compensation includes a 401k match that is generally available to all employees. Ms. Kennedy and Mr. Speer received $9,000 and $13,200, respectively, in 401k matching contributions in 2023. In 2023, Mr. Speer’s Other Compensation also includes $8,400 in a car allowance. The value of perquisites for Mr. Slater was less than $10,000, and thus no amount relating to perquisites is included in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year End

     The following table sets forth certain information concerning outstanding stock and option awards as of December 31, 2023, for each named executive officer.

Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Marked or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Scott Slater	-(1)	-

Stanley Speer	42,500(2)	119,000(3)

Susan Kennedy	450,000(4)	1,260,000(3)

______________________

(1)	85,000 performance based restricted stock units were forfeited as of December 31, 2023 when Mr. Slater stepped down as Chief Executive Officer.

(2)	Unvested portion of performance based restricted stock units granted by the Company under the 2019 Equity Incentive Plan as of December 31, 2023.

(3)	Based on $2.80 per share which was the closing market price of the Company’s common stock on December 31, 2023.

(4)

Unvested portion of performance stock units granted by the Company under the 2019 Equity Incentive Plan as of December 31, 2023.  The vesting of these performance stock units is based upon achieving a price hurdle ranging from $7 per share to $13 per share.

Pension Benefits

     The Company does not have any qualified or non-qualified defined benefits plans.

Nonqualified Deferred Compensation

     The Company does not have any non-qualified defined contribution plans or other deferred compensation plans.

EMPLOYMENT ARRANGEMENTS

     Mr. Scott Slater served as Chief Executive Officer and President of the Company, and a member of the Board of Directors, from February 1, 2013 until December 31, 2023.  On December 31, 2023, Mr. Slater stepped down from his roles as CEO, President, and Board member, but was retained as a senior advisor to the Company focused on completing numerous transactions related to the water supply and storage project, ATEC Water Systems LLC and other commercial opportunities.  In consideration of Mr. Slater’s agreement to serve as Chief Executive Officer and President, Mr. Slater began to receive an annual base salary from the Company of $300,000 effective February 1, 2013. In April 2021, Mr. Slater received a long-term equity incentive award of 255,000 shares of the Company’s stock in the form of 255,000 Restricted Stock Units (“RSU”). Of the 255,000 RSUs granted, 170,000 RSUs vest upon completion of certain milestones, including (a) 85,000 RSUs which vested in July 2021 upon completion of refinancing of the Company’s Prior Senior Secured Debt and funding to complete the purchase of the Northern Pipeline, and (b) 85,000 RSUs scheduled to vest upon completion of final binding water supply agreement(s) for the delivery of at least 9,500 acre-feet of water per annum to customers which were forfeited when he stepped down as CEO. The remaining 85,000 RSUs vested on March 1, 2023.

     Ms. Susan Kennedy entered into an employment agreement with the Company effective February 4, 2022 (“Employment Effective Date”) (“2022 Employment Agreement”). As of the Employment Effective Date, Ms. Kennedy was appointed to serve as Chair of the Board, an executive officer role. Pursuant to her 2022 Employment Agreement, Ms. Kennedy receives an annual base salary of $300,000, and is entitled to performance-based bonus awards. During 2022, Ms. Kennedy received an equity incentive award of 450,000 shares of the Company’s stock in the form of performance stock units (“PSUs”). The PSUs vest upon the Company’s common stock achieving price hurdles (“Price Hurdles”),but no sooner than three years from date of grant including (a) 200,000 PSUs to vest upon a Price Hurdle of $7 per share, (b) 150,000 PSUs to vest upon a Price Hurdle of $9 per share, (c) 50,000 PSUs vest upon a Price Hurdle of $11 per share, and (d) 50,000 PSUs to vest upon a Price Hurdle of $13 per share and are payable, at the option of the Compensation Committee, in either common stock or cash. The PSU incentive award is subject to continued employment with the Company through the vesting date. Effective January 1, 2024, Ms. Kennedy was appointed as CEO in addition to her role as Chair of the Board.  In recognition of her expanded role as full-time CEO, in April 2024, the Board has agreed to amend the 2022 Employment Agreement which includes the following:

●	Base salary of $400,000 per year
●	Annual performance-based cash bonus with target equal to 100% of base salary based upon established goals
●	Cancellation of the 450,000 PSUs
●

Grant of 1.6 million RSUs with (a) 700,000 RSUs that will vest over the three-year period from 2024 to 2026; (b) 600,000 will vest upon achievement of milestones related to completion of certain permits, entering into binding contracts for water delivery or storage, and delivery of water, and (c) 300,000 that will vest upon a Price Hurdle of $15 per share for 20 consecutive days

     Mr. Stanley E. Speer entered into an employment agreement with the Company effective May 21, 2020 (“Employment Agreement”). Mr. Speer serves as the Chief Financial Officer of the Company and as Chair and Chief Executive Officer of the Board of Managers of Cadiz Real Estate LLC, our subsidiary holding title to the Company’s land and water assets. Pursuant to his Employment Agreement, Mr. Speer receives an annual base salary of $350,000, and is eligible to participate in the Company’s bonus and equity incentive programs. In April 2021, Mr. Speer received a long-term equity incentive award of 127,500 shares of the Company’s stock in the form of 127,500 RSUs. Of the 127,500 RSUs granted, 85,000 RSUs vested upon completion of certain milestones, including (a) 42,500 RSUs which vested in July 2021 upon completion of refinancing of the Company’s Prior Senior Secured Debt and funding to complete the purchase of the Northern Pipeline, and (b) 42,500 RSUs which vested in March 2024 upon completion of final binding water supply agreement(s) for the delivery of at least 9,500 acre-feet of water per annum to customers. The remaining 42,500 RSUs vested on March 1, 2023.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     The following table and summary set forth estimated potential payments the Company would be required to make to our named executive officers upon termination of employment or change in control of the Company, pursuant to each executive’s employment or consulting agreement in effect at year end. Except as otherwise indicated, the table assumes that the triggering event occurred on December 31, 2023.

Name	Benefit	Termination without Cause or Resignation upon Company Material Breach ($)	Death or Disability ($)	Termination Following Change of Control ($)

Scott Slater	Salary	-	-	-
	Bonus	-	-	-
	Equity Acceleration	-	-	-
	Benefits Continuation(1)	-	-	-
	Total Value	-	-	-

Stanley E. Speer	Salary	175,000	175,000	350,000
	Bonus	-	-	-
	Equity Acceleration	-	-	-
	Benefits Continuation(1)	21,600	-	21,600
	Total Value	197,600	175,000	376,600

Susan Kennedy	Salary	150,000	150,000	300,000
	Bonus	-	-	-
	Equity Acceleration	-	-	-
	Benefits Continuation(1)	9,000	-	9,000
	Total Value	159,000	150,000	309,000

______________________

(1)	The benefits continuation amounts include car allowances, 401(k) matching benefits and paid vacation.

Termination without Cause or Resignation upon Company Material Breach

     Ms. Kennedy’s Employment Agreement, effective as of February 4, 2022, provides that if Ms. Kennedy were terminated by the Company without cause or if she resigns due to a breach of the Employment Agreement by us, then the Company is obligated to pay severance and continuation of benefits (to the extent such benefits could then be lawfully made available by the Company) for one hundred eighty days following the effective date of the termination, as though Ms. Kennedy were continuing to provide services to the Company under her Employment Agreement.

     Mr. Speer’s Employment Agreement provides that if Mr. Speer were terminated by the Company without cause or if he resigns due to a breach of the Employment Agreement by us, then the Company is obligated to pay severance and continuation of benefits (to the extent such benefits could then be lawfully made available by the Company) for one hundred eighty days following the effective date of the termination, as though Mr. Speer were continuing to provide services to the Company under the Employment Agreement.

Termination of Employment Due to Death or Disability

     Ms. Kennedy’s Employment Agreement, effective as of February 4, 2022, provides that if she dies or became disabled, she or her estate would be entitled to receive severance for one hundred eighty days consisting of her base compensation.

     Mr. Speer’s Employment Agreement provides that if he dies or became disabled, he or his estate would be entitled to receive severance for one hundred eighty days consisting of his base compensation.

Change in Control

     Ms. Kennedy’s Employment Agreement, effective as of February 4, 2022, provides that if Ms. Kennedy is terminated by the Company following a change in control, the Company is obligated to pay severance and continuation of benefits (to the extent such benefits could then be lawfully made available by the Company) for one year following the effective date of the termination, as though Ms. Kennedy were continuing to provide services to the Company under her Employment Agreement.

     Mr. Speer’s Employment Agreement provides that if Mr. Speer is terminated by the Company following a change in control, the Company is obligated to pay severance and continuation of benefits (to the extent such benefits could then be lawfully made available by the Company) for one year following the effective date of the termination, as though Mr. Speer were continuing to provide services to the Company under his Employment Agreement.

DIRECTOR COMPENSATION

     The following table summarizes the compensation earned by each of the non-employee directors in 2023. Directors who are also officers or employees of the Company receive no compensation for duties performed as a director. No current director has an agreement or arrangement with any third party relating to compensation or other payments in connection with the director’s candidacy or service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Keith Brackpool(2)	-	50,000	50,000
Stephen E. Courter	75,000	25,000	100,000
Maria J. Dreyfus	-	75,000	75,000
Maria Echaveste	75,500	25,000	100,000
Geoffrey Grant(2)	-	50,000	50,000
Winston H. Hickox	37,500	62,500	100,000
Kenneth T. Lombard	75,000	25,000	100,000
Richard Polanco	75,000	25,000	100,000
Carolyn Webb de Macías	75,000	25,000	100,000

______________________

(1)

This column discloses the dollar amount of compensation cost recognized in 2023 based on the fair value at grant date in accordance with FASB ASC Topic 718.  These awards were valued at the market value of the underlying stock on the date of grant in accordance with FASB ASC Topic 718.

(2)	Mr. Brackpool and Mr. Grant retired from service on the Board of Directors at the 2023 Annual Stockholders Meeting.

DIRECTOR COMPENSATION POLICY

     Effective July 1, 2021, all non-employee directors are entitled to receive, for each 12-month period ending June 30 of each year, the amount of $75,000. This amount is prorated for directors serving less than the full 12 months. Payments will be made in 4 quarterly installments of $18,750. A director may elect to receive any or all of his or her cash compensation earned in the form of the Company’s common stock. A director is entitled to a $18,750 fee for any quarter in which services are rendered. Each June 30, non-employee directors are also entitled to receive a deferred stock award consisting of shares of the Company’s common stock with a value equal to $25,000 (calculated with reference to the average closing price of the Company’s common stock during the one month preceding the annual award date), prorated for directors serving less than the full 12 months.

DIRECTOR STOCK OWNERSHIP POLICY

     The Company encourages stock ownership on behalf of our directors. Thus, the Company’s compensation structure for non-employee directors includes awards of stock as compensation for director services.  See “Director Compensation Policy”, above.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2023 with respect to shares of the Company’s common stock that may be issued under its existing compensation plans.  The table includes plan grants to executive officers and other Company employees.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by stockholders	1,069,077(1)	-	366,261(2)

Total	1,069,077	-	366,261

(1)

Represents 450,000 of unvested performance stock units as of December 31, 2023 to vest upon the Company’s common stock achieving a certain price hurdle; 315,000 unvested restricted stock units to vest upon achievement of specified milestones; and 304,077 unvested time-based vesting restricted stock units.  Amount reduced to 388,334 as of April 18, 2024.

(2)	Represents 366,261 securities issuable under the Company’s 2019 Equity Incentive Plan as of December 31, 2023. Amount reduced to 29,851 as of April 18, 2024.

PAY VERSUS PERFORMANCE

     The following table shows the relationship between executive compensation actually paid (“CAP”) to Scott Slater, the Company’s former Chief Executive Officer and President and principal executive officer (“PEO”) and our named executive officers (“NEOs”) and certain financial performance of the Company during the last three fiscal years ended December 31, 2023, 2022 and 2021.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (Loss)
2023	$385,504	$658,700	$366,374	$248,890	$73	($31,446,000)
2022	$820,152	$184,400	$662,501	$450,998	$23	($24,792,000)
2021	$1,615,343	$1,858,900	$1,330,523	$1,513,190	$36	($31,249,000)

(1)   The amounts shown are the amounts of total compensation reported for Mr. Slater for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)   The amounts shown represent the amount of CAP to Mr. Slater, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Slater during the applicable year.

     In accordance with SEC rules, the following adjustments were made to Mr. Slater’s total compensation for each year to determine CAP:

Footnote (2) - Table 1
Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(i)	Equity Award Adjustments(ii)	Compensation Actually Paid to PEO
2023	$385,504	($85,504)	$358,700	$658,700
2022	$820,152	($520,152)	($115,600)	$184,400
2021	$1,615,343	($1,315,343)	$1,558,900	$1,858,900

(i)   Reported Value of Equity Awards represents salary amounts paid in equity plus the amounts reported in the “Stock Awards,” “Bonus” and “All Other Compensation” columns in the Summary Compensation Table for the applicable year.

(ii)   The equity award adjustments include the addition (or subtraction, as applicable) of the following: (1) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (2) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (3) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; and (4) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value;. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
2023	$ -	$ -	$ -	$ 358,700	$358,700
2022	$ -	($115,600)	$ -	$ -	($115,600)
2021	$328,100	$ -	$1,230,800	$ -	$1,558,900

(3)  The dollar amounts shown represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Slater, who served as our PEO from 2006 to 2023) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Slater) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Stanley Speer and Susan Kennedy, (ii) for 2022, Keith Brackpool (until February 3, 2022), Susan Kennedy (after February 4, 2022) and Stanley Speer, and (iii) for 2021, Keith Brackpool and Stanley Speer.

(4)   The dollar amounts shown represent the average amount of CAP to the NEOs as a group (excluding Mr. Slater), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Slater) during the applicable year.

     In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Slater) for each year to determine the CAP, using the same methodology described above in Footnote 2:

Footnote (4) - Table 1
Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(i)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$366,374	($26,074)	($91,810)	$248,490
2022	$662,501	($315,760)	$104,258	$450,998
2021	$1,330,523	($986,508)	$1,169,175	$1,513,190

(i)   The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Average Equity Award Adjustments
2023	$ -	$2,540	$ -	($94,350)	($91,810)
2022	$21,170	($192,950)	$92,013	$184,025	$104,258
2021	$246,075	$ -	$923,100	$ -	$1,169,175

Analysis of Information Presented in the Pay Versus Performance Table

     In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay vs. Performance table on CAP and each of total shareholder return (“TSR”) and net loss.

     We do not utilize TSR and net loss in our executive compensation program. However, we do utilize several other performance measures to align executive compensation with our performance. As described in more detail above, part of the compensation our NEOs are eligible to receive consists of performance-based cash bonuses that are designed to provide appropriate incentives to our executives to achieve defined corporate goals and to reward our executives for individual achievement towards these goals, subject to certain employment criteria. Additionally, we view stock options, RSUs and PSUs, which are an integral part of our executive compensation program, as related to company performance although not directly tied to TSR, because they provide value only if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. These equity awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

     From 2022 to 2023, our TSR and the CAP for Mr. Slater increased while our non-PEO Named Executive Officers decreased. With respect to net income, we have not reached the stage of profitability. The Company is investing today for future growth and profitability. Our primary focus is on building the product lines and infrastructure to support our future objectives. Consequently, the company does not consider net loss as a performance measure for our executive compensation program. In 2023, our net loss increased from 2022. The higher loss in 2023 was primarily due to a loss on extinguishment of debt in the amount of $5.3 million resulting from issuance of a conversion instrument, a repayment fee and elimination of debt discount associated with the paydown of $15 million of senior secured debt in February 2023.

     From 2021 to 2022, our TSR decreased while the CAP for Mr. Slater and our non-PEO Named Executive Officers also decreased. With respect to net income, we have not reached the stage of profitability. The Company is investing today for future growth and profitability. Our primary focus is on building the product lines and infrastructure to support our future objectives. Consequently, the company does not consider net loss as a performance measure for our executive compensation program. In 2022, our net loss decreased from 2021. The higher loss in 2021 was primarily due to stock-based non-cash bonus awards to employees and higher interest expense in that period offset by gross margin losses from our alfalfa plantings during 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company’s voting securities, as of April 18, 2024, by each stockholder whom the Company knows to own beneficially more than five percent of our common stock or preferred stock, and by each director and director nominee, each named executive officer, and all directors and executive officers as a group, excluding, in each case, rights under options or warrants not exercisable within 60 days.  All persons named have sole voting power and investment power over their shares except as otherwise noted.

Name and Address	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class

Heerema International Services Group SA HHC$ Fund 2012 Mr. Jacobus Muller Route de Florissant 81, V8 1206 Geneva Switzerland	28,398,885(3)	39.32%

Winston H. Hickox c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	247,444(4)	*

Susan P. Kennedy c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	241,921(5)	*

Scott S. Slater 1021 Anacapa St., Second Floor Santa Barbara, CA 93101	209,881	*

Maria Dreyfus c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	123,015	*

Stanley Speer c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	79,708	*

Stephen Courter c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	59,103	*

Carolyn Webb de Macías c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	25,641	*

Maria Echaveste c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	23,241	*

Kenneth T. Lombard c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	8,501	*

Richard Polanco c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	5,666(6)	*

Barbara Lloyd c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	-	*

All Directors and officers as a group (ten individuals)	1,024,121(4)(5)(6)	1.5%

______________________________________________________________

*  Represents less than one percent of the 67,457,943 outstanding shares of common stock of the Company as of April 18, 2024.

Footnotes

(1)

Does not include the Company’s currently outstanding 329 shares of Series 1 Preferred Stock, all of which are held by Elkhorn Partners L.P. and which represent less than 1% of the voting power of the Company’s outstanding voting securities.

(2)	Does not include the Company’s outstanding Depositary Shares, which are not currently voting securities.
(3)

Based upon a Form 4 filed with the SEC on March 6, 2024, Heerema International Services Group SA (“Heerema Group”) and an affiliate, HHC $ Fund 2012, own 28,398,885 shares of the Company's common stock.

Includes 3,773,585 shares issuable upon conversion of the $20 million convertible loan held by HHC $ Fund 2012 at $5.30 per share, reported on March 2024 on Form 8K. Does not include an additional 1,339,482 shares issuable upon conversion of the loan if held through maturity on June 30, 2027, calculated based on 7% PIK interest payable quarterly in arrears.

Includes 1,000,000 shares issuable upon exercise of a warrant to purchase common stock at $5 per share granted to HHC $ Fund 2012 in connection with the March 2024 convertible loan. The warrant expires on June 30, 2027.

(4)	Includes 70,759 shares owned by Mr. Hickox’s spouse, and indirectly owned by Mr. Hickox.
(5)

Includes 150,000 shares vested but not yet issued.  Does not include (a) 700,000 restricted stock unit (“RSUs”) that will vest over the three-year period from 2024 to 2026; (b) 600,000 RSUs that will vest upon achievement of milestones related to completion of certain permits, entering into binding contracts for water delivery or storage, and delivery of water, and (c) 300,000 RSUs that will vest upon a Price Hurdle of $15 per share.  Each RSU represents a contingent right to receive one share of Cadiz Inc. common stock. Ms. Kennedy disclaims beneficial ownership of these securities until such time, and to the extent, that ownership of these securities has vested.

(6)	Includes 5,666 shares vested but not yet issued.

DELINQUENT SECTION 16(A) REPORTS

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities ("reporting persons"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Reporting persons are required by the Commissions regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of the copies of reports and amendments thereto on Forms 3, 4 and 5 furnished to us by reporting persons and forms that we filed on behalf of certain directors and officers, during, and with respect to, our fiscal year ended December 31, 2023, and on a review of written representations from reporting persons to us all reports required to be filed were filed in a timely manner, except one Form 4 by Ms. Kennedy due on June 19, 2023 and another Form 4 by Odey Asset Management LLP due on June 14, 2023 were inadvertently filed late.

AUDIT AND RISK COMMITTEE REPORT

     As of December 31, 2023, the Audit and Risk Committee was composed of Mr. Courter, Ms. Dreyfus, Mr. Lombard and Mr. Hickox. Mr. Courter currently serves as Chair of the Committee.

     Each member of the Committee is an independent director as defined under the listing standards of the NASDAQ Global Market. The Committee operates under a written charter that is reviewed on an annual basis. The Audit and Risk Committee may also be referred to in this Report as the “Audit Committee” or the “Committee”.

     During fiscal 2023, the Audit Committee performed all of its duties and responsibilities under its charter. The purpose of the Audit and Risk Committee is to assist the Board of Directors in its oversight of management’s control of the Company’s financial reporting processes as well as assessment and management of risk.

     Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee reviews the Company’s accounting and financial reporting process on behalf of the Board of Directors. In that regard, the Committee met four times in 2023 in order to expressly exercise the Committee’s responsibilities related to the Company’s quarterly and annual financial statements for fiscal 2023 and management’s assessment of the effectiveness of our internal controls over financial reporting as of December 31, 2023. During these meetings, the Committee reviewed and discussed with management and PricewaterhouseCoopers LLP, our independent registered public accounting firm, our consolidated financial statements, including our audited consolidated financial statements for the year ended December 31, 2023, and financial reporting process, including the system of internal controls over financial reporting and significant accounting policies applied by the Company.

     The Audit Committee also reviewed the report of management contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission, as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm included in our 2023 Annual Report on Form 10-K related to its audit of the consolidated financial statements. The Audit and Risk Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation of its internal controls for fiscal 2024.

     The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of PricewaterhouseCoopers LLP. The Committee regularly meets in executive session with PricewaterhouseCoopers LLP, without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting.

     Our independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements of the Company and expressing an opinion on the conformity of our financial statements with U.S. generally accepted accounting principles. The Committee discussed with the Company’s independent registered public accounting firm the scope and plan for its audits. The Committee has discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. PricewaterhouseCoopers LLP has provided the Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence from the Company. The Committee also considered the nature and scope of the non-audit services provided by PricewaterhouseCoopers LLP to the Company and the compatibility of these services with PricewaterhouseCoopers LLP’s independence. The Committee pre-approves all audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm pursuant to the terms of the Committee’s written charter.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023. The Committee also appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024 and has recommended that such appointment be submitted to the Company’s stockholders for ratification at the 2024 Annual Meeting of Stockholders.

THE AUDIT AND RISK COMMITTEE

Mr. Stephen E. Courter, Chair
Ms. Maria Dreyfus
Mr. Winston H. Hickox
Mr. Kenneth Lombard

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     For the fiscal years ended December 31, 2023 and 2022, professional services were performed by PricewaterhouseCoopers LLP. The Company’s Audit and Risk Committee annually approves the engagement of outside auditors for audit services in advance. The Audit and Risk Committee has also established complementary procedures to require pre-approval of all audit-related, tax and permitted non-audit services provided by PricewaterhouseCoopers LLP, and to consider whether the outside auditors’ provision of non-audit services to the Company is compatible with maintaining the independence of the outside auditors. The Audit and Risk Committee may delegate pre-approval authority to one or more of its members. Any such fees pre-approved in this manner shall be reported to the Audit and Risk Committee at its next scheduled meeting. All services described below were pre-approved by the Audit and Risk Committee.

     All fees for services rendered by PricewaterhouseCoopers LLP aggregated $486,400 and $379,400 during the fiscal years ended December 31, 2023 and 2022, respectively, and were composed of the following:

     Audit Fees.  The aggregate fees accrued by the Company for the audit of the annual financial statements during the fiscal years ended December 31, 2023 and 2022, for reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for assistance with and review of documents filed with the SEC were $485,500 for 2023 and $378,500 for 2022.

     Audit Related Fees.  No audit-related fees were billed by PricewaterhouseCoopers LLP to the Company during the fiscal years ended December 31, 2023 and 2022.

     Tax Fees.  No tax fees were billed by PricewaterhouseCoopers LLP to the Company during the fiscal years ended December 31, 2023 and 2022.

     All Other Fees.  All other fees for each of the years ended December 31, 2023 and 2022 were $900.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There have been no transactions since the beginning of our last fiscal year with our directors and officers and beneficial owners of more than five percent of our voting securities and their affiliates requiring disclosure, except for the following:

     As previously reported on Form 8-K, in February 2023, the Company completed a registered direct offering (“February 2023 Offering”) of 10.5 million shares of common stock for total gross proceeds of $40.32 million. The February 2023 Offering was led by the Company’s largest equity shareholder, a fund represented by Heerema International Group Services S.A. (such fund referred to herein as “Heerema Group”), with Heerema Group maintaining beneficial ownership of approximately 35% of the Company’s common stock. In connection with the closing of the February 2023 Offering, the Company and its wholly owned subsidiary, Cadiz Real Estate LLC (collectively, the “Borrowers”), entered into an amendment to its credit agreement with B. Riley Commercial that reduced the principal amount outstanding of its Senior Secured Debt to $35 million and established other provisions subject to which the maturity of the Company’s remaining debt outstanding was extended to June 30, 2026.

     As previously reported on Form 8-K, in March 2024, the Company and its wholly-owned subsidiaries, Cadiz Real Estate LLC, ATEC Water Systems, LLC, and Octagon Partners LLC (collectively, the “Borrowers”), entered into a Third Amendment to Credit Agreement (the “Third Amendment”) with the Heerema Group to amend certain provisions of the Credit Agreement, dated as of July 2, 2021, among the Borrowers, B. Riley Securities, Inc. (“BRS”), as administrative agent, and the lenders from time to time party thereto (as previously amended, the “Credit Agreement”, and as further amended by the Third Amendment, the “Amended Credit Agreement”), made by the Borrowers in favor of BRS.  The Amended Credit Agreement provides for a new tranche of senior secured convertible term loans from the Heerema Group in an aggregate principal amount of $20,000,000 (the “Secured Convertible Loans”) with a maturity date of June 30, 2027 that have a right to convert from time to time the outstanding principal amount plus any PIK Interest added thereto, and any accrued and unpaid interest thereon under the Amended Credit Agreement, into up to 5,119,067 shares of our common stock at a conversion price of $5.30 per share prior to the maturity date of June 30, 2027.  In connection with the entry into the Third Amendment, on March 6, 2024, we issued a warrant to purchase 1,000,000 shares of our common stock (the “Warrant”) to the Heerema Group. The Warrant has an exercise price of $5.00 per share, which will be subject to broad based weighted average anti-dilution adjustments in connection with future issuances of common stock equivalents below the warrant exercise price, subject to customary excluded issuances. The Warrant expires on June 30, 2027.

PROPOSAL 2

AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Background

     Our Board of Directors (the “Board”) has approved, declared advisable and recommended that our stockholders approve an amendment to our existing Certificate of Incorporation, as amended and currently in effect (the “Certificate of Incorporation”), to increase the authorized number of shares of our common stock from 85,000,0000 to 100,000,000 shares (and thereby also increase the authorized number of shares of all classes of our capital stock to 100,100,000 shares). If our stockholders approve this proposal, then Part A of Article Fourth of the Certificate of Incorporation will be deleted and replaced in its entirety to read as follows:

“FOURTH:

A.	The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 100,100,000, consisting of two classes as follows:

1.	100,000,000 shares of Common Stock, par value one cent ($.01) per share (the “Common Stock”); and

2.	One Hundred Thousand (100,000) shares of Preferred Stock, par value one cent ($.01) per share (the “Preferred Stock:”).”

     We are currently authorized to issue two classes of stock, designated as common stock and preferred stock, consisting of 85,000,000 authorized shares of common stock, and 100,000 authorized shares of preferred stock, out of which preferred stock there have been designated two series, consisting of 10,000 authorized shares of Series 1 Preferred Stock and 7,500 authorized shares of 8.875% Series A Cumulative Perpetual Preferred Stock. As of April 18, 2024, out of the 85,000,000 shares of common stock authorized for issuance: (i) 67,718,609 shares were issued and outstanding; (ii) 418,185 shares were issuable upon exercise of outstanding stock options or reserved for issuance under the 2019 Equity Incentive Plan; (iii) up to approximately 5,119,067 shares of our common stock were issuable upon conversion of the Secured Convertible Loans (defined below); (iv) up to approximately 4,262,174 shares of our common stock were issuable upon conversion of the Unsecured Convertible Loan (defined below); (v) 133,261 shares were issuable upon conversion of the outstanding shares of our Series 1 Preferred Stock; and (vi) 2,000,000 shares were issuable upon exercise of outstanding warrants. In addition, we are obligated to issue shares of common stock upon conversion of 2,300,000 outstanding depositary shares (the “Depositary Shares,” and each individually, a “Depositary Share”), each representing 1/1000th of a share of our Series A Preferred Stock with a liquidation preference of $25,000.00 per share of Series A Preferred Stock ($25.00 per Depositary Share).  The Depositary Shares are convertible into shares of our common stock if, and only if, a Change of Control (leading to a de-listing) or a Delisting Event (each as defined in the applicable Certificate of Designation) has occurred, and the Company has not elected to redeem the Series A Preferred Stock prior to the applicable conversion date. Accordingly, after adjusting for the equity awards, outstanding securities and rights described above, as of April 18, 2024, we had 5,348,704 shares of common stock available for issuance out of the 85,000,000 shares of common stock currently authorized.

Reasons for the Proposed Increase in Number of Authorized Shares of Common Stock

     On March 6, 2024, we and our wholly-owned subsidiaries, Cadiz Real Estate LLC, ATEC Water Systems, LLC, and Octagon Partners LLC (collectively, the “Borrowers”), entered into a Third Amendment to Credit Agreement (the “Third Amendment”) with HHC $ Fund 2012 (the “Heerema Lender”), an affiliate of Heerema International Group Services S.A. (“Heerema”), to amend certain provisions of the Credit Agreement, dated as of July 2, 2021, among the Borrowers, B. Riley Securities, Inc. (“BRS”), as administrative agent, and the lenders from time to time party thereto (as previously amended, the “Credit Agreement”, and as further amended by the Third Amendment, the “Amended Credit Agreement”), made by the Borrowers in favor of BRS.  The Amended Credit Agreement provides for a new tranche of senior secured convertible term loans from the Heerema Lender in an aggregate principal amount of $20,000,000 (the “Secured Convertible Loans”) with a maturity date of June 30, 2027 that have a right to convert from time to time the outstanding principal amount plus any PIK Interest added thereto, and any accrued and unpaid interest thereon under the Amended Credit Agreement, into up to 5,119,067 shares of our common stock at a conversion price of $5.30 per share prior to the maturity date of June 30, 2027.  Pursuant to the Third Amendment, the existing lenders continue to have a right to convert from time to time up to $15 million of outstanding principal of the term loans made under the Amended Credit Agreement, plus any PIK Interest added thereto, and any accrued and unpaid interest thereon under the Credit Agreement (collectively, the “Unsecured Convertible Loan”), into up to approximately 4,262,174 shares of our common stock at a conversion price of $4.80 per share prior to the maturity date of June 30, 2027.

     In connection with the entry into the Third Amendment, on March 6, 2024, we issued a warrant to purchase 1,000,000 shares of our common stock (the “Warrant”) to the Heerema Lender. The Warrant has an exercise price of $5.00 per share, which will be subject to broad based weighted average anti-dilution adjustments in connection with future issuances of common stock equivalents below the warrant exercise price, subject to customary excluded issuances. The Warrant expires on June 30, 2027.

     The increase in our authorized shares of common stock will provide us greater flexibility with respect to our capital structure for various purposes as the need may arise from time to time. These purposes may include: raising capital; providing equity incentives to employees, officers and directors; establishing strategic relationships with other companies; expanding our business through the acquisition of other businesses; and other purposes. Unless further stockholder approval is required for a proposed issuance of additional shares by the rules of The Nasdaq Stock Market or other applicable laws or regulations, the additional shares of common stock may be used for any of these purposes without further stockholder approval.

     If this proposal is not approved by our stockholders, our financing alternatives will likely be limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed by this limitation. In addition, our future success depends upon our ability to attract, retain and motivate highly skilled employees including managerial employees, and if this proposal is not approved by our stockholders, the lack of sufficient unissued and unreserved authorized shares of common stock to provide future equity incentive grants as the Board or the committee of the Board thereof deems appropriate could adversely impact our ability to achieve these goals. In short, if stockholders do not approve this proposal, we may not be able to access the capital markets, complete corporate collaborations, partnerships or other strategic transactions, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success.

Principal Effects of Increase in Number of Authorized Shares of Common Stock

     The holders of any additional shares of our common stock issued pursuant to the increase in the authorized number of shares of our common stock effected by the filing of a certificate of amendment of the Certificate of Incorporation with the Delaware Secretary of State after the adoption of this proposal by our stockholders will have rights identical to the holders of shares of our currently outstanding common stock. Adoption of this proposal and issuance of additional shares of our common stock would not affect the rights of the holders of shares of our currently outstanding common stock, except to the extent that such issuance increases the number of shares of our common stock outstanding, thereby incidentally having the effect of diluting the earnings per share, if any, and voting rights of current holders of shares of our common stock.

     The additional shares of our common stock that would become available for issuance if this proposal is adopted by our stockholders and effected by the filing of a certificate of amendment of the Certificate of Incorporation could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

No Appraisal Rights.

     No appraisal rights are available under the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or bylaws in connection with this proposal.

Required Vote

     The adoption of this proposal requires that the votes cast in favor of this proposal exceed the votes cast against this proposal from the holders entitled to vote thereon. Abstentions and “broker non-votes” will have no effect on the outcome of this vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2,

AND THEREFORE “FOR” APPROVAL OF THE AMENDMENT TO

CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF

AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 3

AMENDMENT TO THE CADIZ INC. 2019 EQUITY INCENTIVE PLAN, AS AMENDED,

TO INCREASE THE TOTAL NUMBER OF SHARES RESERVED

FOR ISSUANCE UNDER THE PLAN

Overview

     We are seeking stockholder approval to amend the Cadiz Inc. 2019 Equity Incentive Plan, as amended (the “2019 Plan”) to increase the total number of shares of our common stock reserved for issuance under the plan by 2,500,000 shares, or from 2,700,000 shares to 5,200,000 shares. The Board approved an amendment (the “Amendment”) to increase the number of shares available for awards made under the 2019 Plan by 2,500,000 shares on April 10, 2024, subject to stockholder approval. The Board unanimously recommends that our stockholders vote “FOR” approval of the Amendment. The principal provisions of the 2019 Plan, as amended by the Amendment (the “Amended 2019 Plan”), are summarized below. The following discussion is qualified in its entirety by reference to the Amended 2019 Plan, a copy of which is attached hereto as Annex 1.

Description of Plan Amendment

     If the Amendment is approved by our stockholders, the 2019 Plan will be amended by deleting the number “2,700,000” from the first sentence of Sections 4(a) and 4(c)(vi) thereof and replacing it with the number “5,200,000”.

Principal Reasons for Requested Share Increase

     The approval of this proposal by our stockholders, which would result in the immediate availability of additional shares for issuance under the Amended 2019 Plan, is critical to the furtherance of our compensation programs, and vital to the growth and success of our business. In particular, an increase in the number of shares reserved for issuance under the Amended 2019 Plan is necessary for us to retain our key employees, to continue to motivate and incentivize our employees, and to align the interests of our employees with those of our stockholders.

     In an effort to preserve cash and to attract, retain and motivate persons who make important contributions to our business, we would like to issue securities to our officers, directors and consultants.

     As of December 31, 2023, of the 2,700,000 shares reserved for issuance under the 2019 Plan, 2,333,739 shares, restricted stock units (“RSUs”) and performance stock units (“PSUs”) had been awarded to the Company’s directors, employees and consultants. During the period from January 1, 2024 through April 18, 2024, we issued RSUs for an additional 786,410 shares of our common stock under the 2019 Plan, agreed to cancel 450,000 PSUs, leaving an aggregate of 29,851 shares remaining available for issuance under the 2019 Plan. As of April 18, 2024, there remained 388,334 unvested shares outstanding under the 2019 Plan.  Additionally, in recognition of her appointment as our CEO, in April 2024, Ms. Kennedy was granted an aggregate of 1,600,000 RSUs and PSUs.  The granting of these RSUs and PSUs to Ms. Kennedy is contingent upon the approval of the Amendment by our stockholders.

     For more detail regarding the Company’s equity compensation plans and individual compensation agreements providing for equity compensation see “Equity Compensation Plan Information” and “Employment Arrangements” further above in this Proxy Statement.

Description of the Amended 2019 Plan

     The material terms of the Amended 2019 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Amended 2019 Plan, a copy of which is attached hereto as Annex 1. You are encouraged to read the full text of the Amended 2019 Plan before making a voting decision.

     Our officers and directors are eligible to receive grants under the 2019 Plan and have a substantial direct interest in the approval of this proposal by our stockholders.

     The 2019 Plan was originally adopted by the stockholders on June 11, 2019.  The 2019 Plan was amended in 2022 to increase the total number of shares of common stock reserved for issuance under the plan from 1,200,000 shares to 2,700,000 shares, which amendment was approved by the stockholders on July 12, 2022, and was further amended by the Board in April 2024 to remove the per participant limits previously included in Section 5 of the 2019 Plan, which were originally intended to comply with a requirement of Section 162(m) of the Code that was repealed in 2017.  The maximum number of shares of common stock that may be issued under the Amended 2019 Plan is 5,200,000. In the event of a stock dividend, stock split or other change in our capital structure, the Compensation Committee of the Board or its delegate (the “Committee”) will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, any exercise prices relating to awards and any other provisions of awards affected by the change. The Committee may also make similar adjustments to take into account other distributions to stockholders or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Amended 2019 Plan and to preserve the value of awards.

Consequences of Failure to Approve the Proposal

     The Amendment will not be implemented unless approved by the Company’s stockholders. If the Amendment is not approved by the Company’s stockholders, the 2019 Plan will remain in effect in its current form, and we will not be able to grant any further awards under the 2019 Plan as our share reserve is exhausted. We may elect to provide compensation through other means, such as cash-settled awards or other cash compensation, to assure that we can attract and retain qualified personnel. Failure of our stockholders to approve the Amendment will not affect the rights of existing award holders under the 2019 Plan.

Summary of the Amended 2019 Plan

     The following is a summary of certain principal features of the Amended 2019 Plan but is not a complete description of all provisions of the Amended 2019 Plan. This summary is qualified in its entirety by reference to the complete text of the Amended 2019 Plan.

Key Features of the Amended 2019 Plan

     Key features of the Amended 2019 Plan include:

●	Except as permitted by applicable law, no discounted options or related awards may be granted;

●	No reuse or “recycling” of shares used to pay the exercise price of awards or to satisfy withholding taxes;

●

No participant who is a director (but is also not an employee or consultant) may be granted awards that have a “fair value” as of the date of grant, as determined in accordance with FASB ASC Topic 718 (or any other applicable accounting guidance), that exceeds $100,000 in the aggregate;

●	Dividend equivalents on unvested awards are subject to the same vesting conditions (including any applicable performance conditions) and risk of forfeiture as the underlying awards;

●	No repricing, replacement or re-granting of stock options or stock appreciation rights without stockholder approval if the effect would be to reduce the exercise price of the award;

●	Awards are generally non-transferrable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death; and

●	Awards are subject to potential reduction, cancelation, forfeiture or other clawback under certain specified circumstances.

Shares Available for Awards

     Under the Amended 2019 Plan, the total number of shares of our common stock (the “Shares”) reserved and available for delivery at any time during the term of the Amended 2019 Plan (if this proposal is approved) will be equal to 5,200,000. The maximum number of Shares that may be delivered under the Amended 2019 Plan as a result of the exercise of incentive stock options (if this proposal is approved) is 5,200,000 Shares, subject to certain adjustments.  The closing price of the Shares on the NASDAQ Global Market as of April__, 2024, the latest practicable date prior to the filing of this Proxy Statement, was $[___].

     The Amended 2019 Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents, other stock-based awards, performance awards and substitute awards (collectively, “Awards”). If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or are settled for cash or otherwise do not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, will, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, again be available for delivery with respect to Awards under the Amended 2019 Plan. However, Shares withheld to pay the exercise price and/or applicable tax withholdings with respect to an Award, will not again be available for new grants.

     Substitute awards will not reduce the Shares authorized for delivery under the Amended 2019 Plan or authorized for delivery to a participant in any period. Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Amended 2019 Plan and will not reduce the Shares authorized for delivery under the Amended 2019 Plan; provided, that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of the Company or its subsidiaries prior to such acquisition or combination.

     In any fiscal year of the Company during any part of which the Amended 2019 Plan is in effect, no participant who is a director (but is also not an employee or consultant) may be granted Awards that have a “fair value” as of the date of grant, as determined in accordance with FASB ASC Topic 718 (or any other applicable accounting guidance), that exceeds $100,000 in the aggregate:

     The Compensation Committee is authorized to adjust the limitations on the number of Shares available for issuance under the Amended 2019 Plan (other than the $100,000 limitation described below with respect to incentive stock option awards) and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) to the extent it deems equitable in the event that a dividend or other distribution (whether in cash, Shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Shares so that an adjustment is appropriate. See the sections called “Acceleration of Vesting; Change in Control” and “Other Adjustments” below for a summary of certain additional adjustment provisions of the Amended 2019 Plan.

Eligibility

     The persons eligible to receive Awards under the Amended 2019 Plan are the directors, employees (including officers) and consultants who provide services to the Company or any subsidiary. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), are eligible for purposes of receiving any incentive stock options that are intended to comply with the requirements of Section 422 of the Code (“ISOs”). An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Amended 2019 Plan.  As of April 18, 2024, approximately 6 employees, 8 non-employee directors and 5 consultants were eligible to receive Awards under the Amended 2019 Plan.  The basis for participation in the Amended 2019 Plan is being eligible and selected by the Committee or its designee to receive a grant thereunder.

Administration

     The Amended 2019 Plan is to be administered by the Compensation Committee. Subject to the terms of the Amended 2019 Plan, the Compensation Committee is authorized to select eligible persons to receive Awards, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each participant) and the rules and regulations for the administration of the Amended 2019 Plan, construe and interpret the Amended 2019 Plan and Award agreements, correct defects, supply omissions or reconcile inconsistencies therein and make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the Amended 2019 Plan. Decisions of the Compensation Committee shall be final, conclusive and binding on all persons or entities, including the Company, any subsidiary or any participant or beneficiary, or any transferee under the Amended 2019 Plan or any other person claiming rights from or through any of the foregoing persons or entities.

Stock Options and Stock Appreciation Rights

     The Compensation Committee is authorized to grant (i) stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and (ii) stock appreciation rights, entitling the participant to receive the amount by which the fair market value of a Share on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Compensation Committee. The exercise price per share of an option and the grant price of a stock appreciation right may not be less than 100% of the fair market value of a Share on the date the option or stock appreciation right is granted. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of the Company or any parent company (sometimes referred to as a “10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a Share on the date the ISO is granted.

     The aggregate fair market value of Shares on the date of grant underlying ISOs that can be exercisable by any individual for the first time during any year cannot exceed $100,000 (or such other amount as specified in Section 422 of the Code). Any excess will be treated as a non-qualified stock option. For purposes of the Amended 2019 Plan, the term “fair market value” means the fair market value of Shares, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the fair market value of a Share as of any given date is the closing sales price per Share as reported on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Compensation Committee on the date the Award is authorized by the Compensation Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service generally are fixed by the Compensation Committee, except that no option or stock appreciation right may have a term exceeding ten years, and no ISO granted to a 10% owner (as described above) may have a term exceeding five years (to the extent required by the Code at the time of grant). Methods of exercise and settlement and other terms of options and stock appreciation rights are determined by the Compensation Committee. Accordingly, the Compensation Committee may permit the exercise price of options awarded under the Amended 2019 Plan to be paid in cash, Shares, other Awards or other property (including loans to participants).

     No stock options or stock appreciation rights have been granted under the 2019 Plan.

Restricted Stock and Restricted Stock Units

     The Compensation Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of Shares which are subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose, including time or performance restrictions or both. A participant granted restricted stock generally has all of the rights of a stockholder of the Compensation Company (including voting and dividend rights, subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which such dividend is payable), unless otherwise determined by the Compensation Committee. An Award of restricted stock units confers upon a participant the right to receive Shares or cash equal to the fair market value of the specified number of Shares covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. Prior to settlement, an Award of restricted stock units carries no voting or dividend rights, or other rights associated with Share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

     The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, Shares, other Awards or other property equal in value to dividends paid on a specific number of Shares or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, shall be deemed to have been reinvested in additional Shares, Awards or otherwise, or shall be settled upon vesting of such dividend equivalent as specified by the Compensation Committee; provided, that in no event shall such Dividend Equivalents be paid out to Participants prior to vesting of the corresponding Shares underlying the Award. Notwithstanding the foregoing, dividend equivalents credited in connection with an award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend equivalents have been credited.

Bonus Stock and Awards in Lieu of Obligations

     The Compensation Committee is authorized to grant Shares as a bonus free of restrictions, or to grant Shares or other Awards in lieu of Company obligations to pay cash or deliver other property under the Amended 2019 Plan or other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

Other Stock-Based Awards

     The Compensation Committee is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Shares. The Compensation Committee determines the terms and conditions of such Awards.

Performance Awards

     The Committee is authorized to grant performance Awards to participants on terms and conditions established by the Compensation Committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the Compensation Committee upon the grant of the performance Award. Performance Awards may be valued by reference to a designated number of Shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance Awards may be settled by delivery of cash, Shares or other property, or any combination thereof, as determined by the Compensation Committee.

Substitute Awards

     Individuals who become eligible to participate in the Amended 2019 Plan following a merger, consolidation or other acquisition by the Company may be entitled to receive substitute Awards in exchange for similar Awards that the individual may have held prior to the applicable merger, consolidation or other acquisition. If the substitute Award is in the form of a stock option or stock appreciation right, these Awards may be granted with an exercise price that is less than the fair market value per share on the replacement date, to the extent necessary to preserve the value of the original award for that individual.

Automatic Awards of Cash and Restricted Stock Units for Outside Directors

     Each Director who is not an employee of the Company or an affiliate (an “Outside Director”) and who has served as a director for the preceding twelve months ending on June 30, 2024 or June 30th of any calendar year thereafter, shall, on June 30th of such year, receive payment of annual compensation consisting of (i) cash compensation of $75,000 (which shall be paid in quarterly installments of $17,500 over the succeeding twelve months) and (ii) restricted stock units with a value equal to $25,000 (calculated with reference to the average closing price of the Shares for the month preceding the annual June 30th payment date). Any Outside Director who has not served as a director for the full twelve months preceding June 30th of any calendar year shall be entitled to receive one-quarter of the annual compensation award described above for each three consecutive months (or portion thereof) served by any such director. Grants of such restricted stock units will vest and be delivered in Shares upon the January 31st which first follows the June 30th date with respect to which such restricted stock units are granted (e.g., January 31, 2025 for restricted stock units granted with respect to services provided July 1, 2023 to June 30, 2024). Notwithstanding the foregoing, each Outside Director may elect to receive any or all of his or her annual cash compensation in the form of Shares which shall be granted on the date the Outside Director would have otherwise been paid a quarterly installment of his or her cash compensation.

Other General Terms of Awards

     Awards may be settled in the form of cash, Shares, other Awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Compensation Committee is authorized to place cash, Shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the Amended 2019 Plan. The Compensation Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any Shares or other property to be distributed will be withheld (or that previously acquired Shares or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Amended 2019 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may, in its discretion, permit transfers, subject to any terms and conditions the Compensation Committee may impose pursuant to the express terms of an Award agreement. A beneficiary, transferee, or other person claiming any rights under the Amended 2019 Plan from or through any participant will be subject to all terms and conditions of the Amended 2019 Plan and any Award agreement applicable to such participant, except as otherwise determined by the Compensation Committee, and to any additional terms and conditions deemed necessary or appropriate by the Compensation Committee.

     Awards under the Amended 2019 Plan generally are granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant Awards in exchange for other Awards under the Amended 2019 Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

Acceleration of Vesting; Change in Control

     Subject to certain limitations set forth in the Amended 2019 Plan, the Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award. In the event of a “change in control” of the Company, as defined in the Amended 2019 Plan, and only to the extent provided in any employment or other agreement between the participant and the Company or an affiliate, or in any Award agreement, or to the extent otherwise determined by the Compensation Committee in its sole discretion in each particular case, (i) any option or stock appreciation right that was not previously vested and exercisable at the time of the “change in control” will become immediately vested and exercisable; (ii) any restrictions, deferral of settlement and forfeiture conditions applicable to a restricted stock award, restricted stock unit award or another stock-based award subject only to future service requirements will lapse and such Awards will be deemed fully vested; and (iii) with respect to any outstanding Award subject to achievement of performance goals and conditions under the Amended 2019 Plan, the Compensation Committee may, in its discretion, consider such Awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the performance period completed as of the “change in control”).

     Subject to any limitations contained in the Amended 2019 Plan relating to the vesting of Awards in the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any “change in control,” the agreement relating to such transaction and/or the committee may provide for: (i) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (ii) the assumption or substitution for outstanding Awards by the surviving entity or its parent or subsidiary pursuant to the provisions contained in the Amended 2019 Plan, (iii) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (iv) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such. The foregoing actions may be taken without the consent or agreement of a participant in the Amended 2019 Plan and without any requirement that all such participants be treated consistently.

Other Adjustments

     The Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (i) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, (ii) in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or (iii) in view of the Compensation Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant.

Clawback of Benefits

     The Compensation Committee may (i) cause the cancellation or forfeiture of any Award, (ii) require reimbursement of any Award by a participant or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the Amended 2019 Plan or otherwise in accordance with any Company policies that currently exist (such as the Cadiz Inc. Clawback and Forfeiture Policy which was adopted by the Board on September 13, 2023, with an effective date of October 2, 2023) or that may from time to time be adopted in the future by the Company to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and/or applicable stock exchange requirements, which we refer to each as a “clawback policy.” By accepting an Award, a participant also agrees to be bound by any clawback policy adopted by the Company (including any clawback policy amendment to comply with applicable laws or stock exchange requirements).

Amendment and Termination

     The Board may amend, alter, suspend, discontinue or terminate the Amended 2019 Plan or the Compensation Committee’s authority to grant Awards without the consent of stockholders or participants or beneficiaries, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which Shares may then be listed or quoted; provided that, except as otherwise permitted by the Amended 2019 Plan or an Award agreement, without the consent of an affected participant, no such Board action may materially and adversely affect the rights of such participant under the terms of any previously granted and outstanding Award. The Compensation Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Amended 2019 Plan; provided that, except as otherwise permitted by the Amended 2019 Plan or Award agreement, without the consent of an affected participant, no such Committee or the Board action may materially and adversely affect the rights of such participant under terms of such Award. The Amended 2019 Plan will terminate at the earliest of (i) such time as no Shares remain available for issuance under the Amended 2019 Plan, (ii) termination of the Amended 2019 Plan by the Board or (iii) June 11, 2029, which is the tenth anniversary of the effective date of the Amended 2019 Plan. Awards outstanding upon expiration of the Amended 2019 Plan will remain in effect until they have been exercised or terminated or have expired.

Federal Income Tax Consequences of Awards

     The following discussion is for general information only and is intended to briefly summarize the United States federal income tax consequences to participants arising from participation in the Amended 2019 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a participant in the Amended 2019 Plan may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, certain Awards granted under the Amended 2019 Plan could be subject to additional taxes (i) unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder and (ii) to the extent payment under such Awards is determined to be an “excess parachute payment” under Section 280G of the Code.

Nonqualified Stock Options

     An optionee generally is not subject to tax upon the grant of a nonqualified stock option granted under the Amended 2019 Plan. On exercise of a nonqualified stock option granted under the Amended 2019 Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the Shares acquired on exercise of the option over the exercise price. If the optionee is an employee of the Company or a subsidiary, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those Shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those Shares will begin on that date.

     If an optionee pays for Shares on exercise of an option by delivering Shares, the optionee will not recognize gain or loss on the Shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he or she had paid the exercise price in cash. If a separate identifiable stock certificate or other indicia of ownership is issued for that number of Shares equal to the number of Shares delivered on exercise of the option, the optionee’s tax basis in the Shares represented by that certificate or other indicia of ownership will be equal to his or her tax basis in the Shares delivered, and his or her holding period for those Shares will include his or her holding period for the Shares delivered. The optionee’s tax basis and holding period for the additional Shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

     The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options

     Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a Share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised (the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that Share and the holder’s tax basis in that Share will be long-term capital gain or loss.

     If an optionee disposes of a Share acquired on exercise of an ISO before the end of the Required Holding Period, (a “Disqualifying Disposition”), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the Share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for federal income tax purposes, and if the sales proceeds are less than the fair market value of the Share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the Share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the Share exceeds one year.

     An optionee who exercises an ISO by delivering Shares acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those Shares is treated as making a Disqualifying Disposition of those Shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one Share and using that Share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

     For purposes of the alternative minimum tax, the amount by which the fair market value of a Share acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the Share in the year in which the option is exercised, there will be no adjustment with respect to that Share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a Share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that Share for alternative minimum tax purposes in the year the option is exercised.

     The Company is not allowed an income tax deduction with respect to the grant or exercise of an ISO, or the disposition of a Share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a Share, the Company generally is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Restricted Stock Units and Performance Stock Units.

     Generally, the recipient of a RSU or PSU will not recognize income generally upon the grant of the RSU or PSU award. The recipient of an RSU or PSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of our common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs or PSUs), and the capital gains/loss holding period for such shares will also commence on such date.

     The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for the Company, is reasonable in amount, and is not precluded by the deduction limitations imposed by Section 162(m) of the Code, and either the recipient includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Stock Awards Other than Restricted Stock Units and Performance Stock Units

     Generally, the recipient of a stock award will recognize ordinary compensation income at the time the Shares are received equal to the excess, if any, of the fair market value of the Shares received over any amount paid by the recipient in exchange for the Shares. If, however, the Shares are not vested when they are received under the Amended 2019 Plan (for example, if the recipient is required to work for a period of time in order to have the right to sell the Shares), the recipient generally will not recognize income until the Shares become vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the Shares on the date they become vested over any amount paid by the recipient in exchange for the Shares. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the Award, to recognize ordinary compensation income, as of the date the recipient receives the Award, equal to the excess, if any, of the fair market value of the Shares on the date the Award is granted over any amount paid by the recipient in exchange for the Shares.

     The recipient’s basis for the determination of gain or loss upon the subsequent disposition of Shares acquired as Awards will be the amount paid for the Shares plus any ordinary income recognized either when the Shares are received or when the Shares become vested. Upon the disposition of any Shares received as a Share Award under the Amended 2019 Plan, the difference between the sales price and the recipient’s basis in the Shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the Shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

     The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for the Company, is reasonable in amount, and is not precluded by the deduction limitations imposed by Section 162(m) of the Code, and either the recipient includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Stock Appreciation Rights

     The Company may grant stock appreciation rights under the Amended 2019 Plan. In general, the recipient of a stock appreciation right will not recognize any taxable income at the time the stock appreciation right is granted. If the recipient receives the appreciation inherent in the stock appreciation rights in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the stock appreciation rights in Shares, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the Shares on the day they are received over any amounts paid by the recipient for the Shares.

     In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of stock appreciation rights. Upon the exercise of a stock appreciation right, however, the Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

     Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 409A of the Code

     The Amended 2019 Plan is intended to comply with Section 409A of the Code to the extent that such section would apply to any Award under the Amended 2019 Plan. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an Award that is deemed to be deferred compensation, such as a grant of restricted stock units that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code, could be subject to taxation on the Award as soon as the Award is no longer subject to a substantial risk of forfeiture (even if the Award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Code) on the value of the Award.

New Plan Benefits

     Each director who is not an employee or a consultant is eligible to receive certain automatic grants of restricted stock units under the Amended 2019 Plan on an annual basis (See “Automatic Awards of Cash and Restricted Stock Units for Outside Directors”, above). Other than such automatic director grants of restricted stock units and the grant of RSUs and PSUs to Ms. Kennedy (see “Employment Arrangements” further above in this Proxy Statement), the awards, if any, that will be made under the Amended 2019 Plan to eligible persons are subject to the discretion of the Compensation Committee and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers or employees under the Amended 2019 Plan. Therefore, the New Plan Benefits Table below is provided solely with respect to (i) the current directors who are not employees or consultants and (ii) Ms. Kennedy and is not provided with respect to our executive officers as a group or other employees.

Name and Position	Dollar Value ($)	Number of Units (#)
Non-Executive Director Group (1)	$25,000	Unknown

Susan Kennedy (2)	Unknown	1,600,000

(1)	The dollar value shown for the non-executive director group represents the annual grant of restricted stock units with a value equal to $25,000 (calculated based on the average closing price of the Shares for the month preceding June 30th of the applicable year of grant) to which directors are entitled under the Amended 2019 Plan, beginning June 30, 2024. The number of Shares that could ultimately be granted to each director in the future cannot be determined at this time.

(2)	Grant to Ms. Kennedy consists of 700,000 time-based vesting restricted stock units, 600,000 restricted stock units which vest upon achievement of specified operational milestones, and 300,000 performance stock units which vest upon the Company’s common stock achieving a certain price hurdle and are payable in the form of either cash or common stock. As such, the dollar value of such rights, if any, as may ultimately vest cannot be determined at this time.

Required Vote

The affirmative vote of a majority of the outstanding shares present virtually or represented by proxy and entitled to vote on the proposal is required to approve the Amendment, to increase the total number of shares of our common stock reserved for issuance under the Amended 2019 Plan by 2,500,000 shares, from 2,700,000 shares to 5,200,000 shares.  You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you ABSTAIN from voting on Proposal 3, the abstention will have the same effect as an “AGAINST” vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE CADIZ INC. 2019 EQUITY INCENTIVE PLAN, AS AMENDED, TO INCREASE THE TOTAL NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN.

PROPOSAL 4

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit and Risk Committee has selected PricewaterhouseCoopers LLP as the Company’s independent certified public accountants to audit our financial statements for the 2024 fiscal year.  Stockholder ratification of this appointment is not required by our bylaws or other applicable legal requirements.  However, consistent with our past practice, the appointment of PricewaterhouseCoopers LLP is being submitted to our stockholders for ratification.  In the event stockholders do not ratify PricewaterhouseCoopers LLP as the Company’s independent certified public accountants for the 2024 fiscal year, the Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP, but will not be required to select another firm to audit the Company’s financial statements.  Even if the stockholders do ratify the appointment, the Audit and Risk Committee, in its discretion, may appoint a different firm at any time during the year if it believes that such a change would be in the best interests of the Company and our stockholders.  PricewaterhouseCoopers LLP has advised us that neither it nor any of its partners or associates has any direct or indirect financial interest in or any connection with the Company other than as accountants and auditors.  A representative of PricewaterhouseCoopers LLP is expected to be present and available to answer appropriate questions at the 2024 Annual Meeting, and will be given the opportunity to make a statement if desired.

Required Vote.

     The ratification of the selection of PricewaterhouseCoopers LLP requires the affirmative vote of the holders of a majority of the shares present through virtual attendance or represented by proxy at the 2024 Annual Meeting and entitled to vote on the matter. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you ABSTAIN from voting on Proposal 4, the abstention will have the same effect as an “AGAINST” vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL

OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 5

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

     This proposal, commonly referred to as a “say-on-pay” proposal, gives our stockholders the opportunity to consider the compensation of our named executive officers as described in this proxy statement.  This proposal is not intended to address any specific item of compensation, but rather to provide an opportunity for our stockholders to express their opinion of the overall compensation program for our named executive officers and the philosophy, policies and practices described in this proxy statement.

     As described more fully in the Compensation Discussion and Analysis section of this proxy statement, the Company is focused on the long-term development of our diverse water solutions assets and, as a result, our compensation programs have been designed to attract and retain well-qualified executives familiar with the water industry, including  the specialized segments of water infrastructure, project development, and water technology,  to encourage achievement of our business and financial objectives for our assets, which are typically long-term in nature.  The Compensation Committee has established peer competitive compensation programs that emphasize incentives that encourage our executive officers to achieve our long-term goals and also align the financial interests of the executive officers and management with those of our stockholders.  These long-term incentives are guided by stockholder approved plans, an important feature of our compensation philosophy and program.

     We request that our stockholders consider and approve the following resolution:

     “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures is hereby APPROVED.”

Required Vote.

     The approval of a non-binding, advisory resolution approving the compensation of the Company’s named executive officers requires the affirmative vote of the holders of a majority of the shares present through virtual attendance or represented by proxy at the 2024 Annual Meeting and entitled to vote on the matter. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you ABSTAIN from voting on Proposal 5, the abstention will have the same effect as an “AGAINST” vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

OTHER MATTERS

     The Board of Directors does not know of any other matters that may come before the 2024 Annual Meeting. However, if any other matter shall properly come before the 2024 Annual Meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgment.

STOCKHOLDER PROPOSALS

     Any appropriate proposal submitted by a stockholder and intended to be presented at the 2025 Annual Meeting must be submitted in writing to our Corporate Secretary at 550 S. Hope Street, Suite 2850, Los Angeles, CA 90071, and received not later than December 30, 2024 to be included in our proxy statement and related proxy for the 2024 Annual Meeting. However, if the date of the 2025 Annual Meeting is changed by more than 30 days from this year’s meeting then the deadline is a reasonable time before we begin to print and send our proxy materials.

     A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.  In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the requirements of Rule 14a-19(b).

     If you are submitting a proposal for a meeting of stockholders other than a regularly scheduled annual meeting, the deadline is a reasonable time before we begin to print and send our proxy materials.

ADDITIONAL INFORMATION

     We are furnishing our Annual Report on Form 10-K for the year ended December 31, 2023 as part of the proxy materials that will be accessible on the internet.  Exhibits to the 2023 Annual Report will be made available to stockholders for a reasonable charge upon their written request to the Company, Attention: Investor Relations, 550 S. Hope Street, Suite 2850, Los Angeles, California 90071.

     A list of stockholders entitled to vote at the 2024 Annual Meeting will be available at https://www.cstproxy.com/cadiz/2024, which is password protected, for review by our stockholders for any purpose germane to the annual meeting for at least ten days prior to the annual meeting. If you have any questions with respect to accessing this list, please contact our Investor Relations department at (213) 271-1600.

By Order of the Board of Directors

Los Angeles, California

April __, 2024

ANNEX 1

CADIZ INC.

2019 EQUITY INCENTIVE PLAN, AS AMENDED

CADIZ INC.

2019 EQUITY INCENTIVE PLAN, AS AMENDED

CADIZ INC.

2019 EQUITY INCENTIVE PLAN

1.	Purpose

.  The purpose of this 2019 EQUITY INCENTIVE PLAN (as amended from time to time, the “Plan”) is to assist Cadiz Inc., a Delaware corporation, and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

2.	Definitions

.  For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

a.

“Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award, Performance Award or any award to an Outside Director under Section 6(j), together with any other right or interest relating to Shares or other property (including cash), granted to a Participant under the Plan.

b.	“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

c.

“Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(b) hereof.  If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant’s estate.

d.	“Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d‑3 under the Exchange Act and any successor to such Rule.

e.	“Board” means the Company’s Board of Directors.

f.

“Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement.  In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, “Cause” shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity.  The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

ANNEX-1, Page 1

g.	“Change in Control” means a Change in Control as defined in Section 8(b) hereof.

h.	“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

i.

“Committee” means a committee of the Board designated and empowered by the Board to administer the Plan; provided, however, that if the Board fails to designate and empower such a committee or if there are no longer any members on the committee so designated and empowered by the Board, or for any other reason (or no reason) determined by the Board (which determination may be evidenced by the taking of any action to administer the Plan by the Board), then the Board shall serve as the Committee.  While it is intended that the Committee shall consist of at least two (2) directors, each of whom shall be (i) a “non-employee director” within the meaning of  Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) Independent, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

j.	“Company” means Cadiz Inc., a Delaware corporation, and any successor thereto.

k.

“Consultant” means any consultant or advisor who provides services to the Company or any Related Entity, so long as (i) such Person renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) such Person does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) the identity of such Person would not preclude the Company from offering or selling securities to such Person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

l.

“Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider.  Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities or any successor entities in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement).  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

ANNEX-1, Page 2

m.	“Director” means a member of the Board or the board of directors of any Related Entity.

n	“Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

o.

“Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

p.	“Effective Date” means the effective date of the Plan, which shall be April 12, 2019.

q.

“Eligible Person” means each officer, Director, Employee, Consultant and other Person who provides services to the Company or any Related Entity.  The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options.  An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

r.

“Employee” means any individual, including an officer or Director, who is an employee of the Company or any Related Entity, or is a prospective employee of the Company or any Related Entity (conditioned upon and effective not earlier than, such individual becoming an employee of the Company or any Related Entity).  The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

s.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

t.

“Fair Market Value” means the fair market value of Shares, Awards or other property on the date as of which the value is being determined, as determined by the Committee, or under procedures established by the Committee, subject to the following:

(i)         If, on such date, the Shares are listed on a national or regional securities exchange or market system, the Fair Market Value of a Share shall be the closing price of a Share (or the mean of the closing bid and asked prices of a Share if the Share is so quoted instead) as quoted on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or such other national or regional securities exchange or market system constituting the primary market for the Share, as reported on the website Nasdaq.com (if applicable), by Bloomberg LP or such other source as the Committee deems reliable.  If the relevant date does not fall on a day on which the Share has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Share was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

ANNEX-1, Page 3

(ii)        If, on such date, the Share are not listed on a national or regional securities exchange or market system, the Fair Market Value of a Share shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

u.

“Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement.  In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties or responsibilities inconsistent in any material respect with the Participant’s duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an action which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than a failure which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) a material breach by the Company or any Related Entity of any employment, consulting or other agreement under which the Participant provides services to the Company or any Related Entity.  For purposes of the Plan, upon termination of a Participant’s Continuous Service, Good Reason shall not be deemed to exist unless the Participant’s termination of Continuous Service for Good Reason occurs within sixty (60) days following the initial existence of one of the conditions specified in clauses (i) through (iii) above, the Participant provides the Company or the Related Entity for which the Participant provides services with written notice of the existence of such condition with thirty (30) days after the initial existence of the condition, and the Company fails to remedy the condition within thirty (30) days after its receipt of notice.

v.	“Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

w.	“Independent”, when referring to either the members of the Board or the members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

x.	“Incumbent Board” means the Incumbent Board as defined in Section 8(b)(ii) hereof.

ANNEX-1, Page 4

y.	“Listing Market” means the national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

z.	“Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

aa.	“Optionee” means a person to whom an Option is granted under the Plan or any person who succeeds to the rights of such person under the Plan.

bb.	“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

cc.	“Outside Director” means a Director that is not an Employee.

dd.

“Parent” means any corporation or other entity (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations or other entities ending with the Company, if each of the corporations or other entities in the chain (other than the Company) owns stock or other form of equity possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations or other entities in the chain.

ee.	“Participant” means a Person who has been granted an Award under the Plan which remains outstanding, including a Person who is no longer an Eligible Person.

ff.	“Performance Award” means any Award granted pursuant to Section 6(h) hereof.

gg.

“Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

hh.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

ii.	“Prior Plan” means the Cadiz Inc. 2014 Equity Incentive Plan.

jj.

“Related Entity” means any Parent or Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Committee in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly, and with respect to which the Company may offer or sell securities pursuant to the Plan in reliance upon either Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

ANNEX-1, Page 5

kk.

“Restricted Stock” means any Share issued with such risks of forfeiture and other lawful restrictions as the Committee, in its sole discretion, may impose in the Award Agreement (including any restriction on the right to vote such Share and restrictions on the right to receive dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

ll.	“Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

mm.	“Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares, or a combination thereof, at the end of a specified deferral period.

nn.	“Restricted Stock Unit Award” means an Award of a Restricted Stock Unit granted to a Participant under Section 6(e) hereof.

oo.

“Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other lawful restrictions, if any, as the Committee may impose.

pp.	“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

qq.	“Securities Act” means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

rr.	“Shares” means the shares of common stock of the Company, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 9(c) hereof.

ss.	“Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

tt.

“Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

uu.

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

ANNEX-1, Page 6

3.	Administration.

a.

Authority of the Committee.  The Plan shall be administered by the Committee.  The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.  In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants.  Decisions of the Committee shall be final, conclusive and binding on all Persons, including the Company, any Related Entity or any Participant or Beneficiary, or any transferee under Section 9(b) hereof or any other person claiming rights from or through any of the foregoing persons or entities.

b.

Manner of Exercise of Committee Authority.  The Committee, and, notwithstanding anything contained in the Plan to the contrary, not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, and (ii) with respect to any Award to an Independent Director.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  Subject to applicable law, the Committee may delegate to a subcommittee of the Committee, or officers or managers of the Company or any Related Entity, or a committee of the governing body of any Related Entity, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company.  The Committee may appoint agents to assist it in administering the Plan.

c.

Limitation of Liability.  The Committee and the Board, and each member thereof, shall, in the performance of their, his or her duties under the Plan, including, without limitation, in the administration of the Plan, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company’s officers or employees, or by any other Person as to matters the Committee or the Board or such member thereof, as applicable, reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.  To the fullest extent permitted by applicable law, members of the Committee and members of the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall be fully indemnified and protected by the Company with respect to any such action or determination.

ANNEX-1, Page 7

4.	Shares Subject to Plan.

a.

Limitation on Overall Number of Shares Available for Delivery Under Plan.  Subject to adjustment as provided in Section 9(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 5,200,000, plus any Shares remaining available for delivery under the Prior Plan on the Effective Date.  Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

b.

Application of Limitation to Grants of Awards.  No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable upon settlement of then outstanding Awards.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

c.	Availability of Shares Not Delivered under Awards and Adjustments to Limits.

i.

If any Shares subject to an Award, or after the Effective Date, any Shares subject to any awards granted under the Prior Plan, are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award, or after the Effective Date, any Shares subject to any award granted under the Prior Plan, is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, or award under the Prior Plan, the Shares to which those Awards, or awards under the Prior Plan, were subject, shall, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, again be available for delivery with respect to Awards under the Plan.

ii.

The full number of Shares subject to an Option granted under the Plan shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of the Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).   Upon exercise of Stock Appreciation Rights granted under the Plan that are settled in Shares, the full number of Stock Appreciation Rights (rather than the net number of Shares actually delivered upon exercise) shall count against the maximum number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

iii.

Shares withheld from an Award granted under the Plan to satisfy tax withholding requirements shall count against the maximum number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements shall not be added back to the Plan’s Share pool.

ANNEX-1, Page 8

iv.

Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period.  Additionally, in the event that an entity acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan if and to the extent that the use of such Shares would not require approval of the Company’s stockholders under the rules of the Listing Market.  Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

v.	Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

vi.

Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 9(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of Incentive Stock Options shall be 5,200,000 Shares.  In no event shall any Incentive Stock Options be granted under the Plan after the tenth (10th) anniversary of the date on which the Board adopts the Plan.

vii.

Notwithstanding anything in this Section 4 to the contrary, but subject to adjustment as provided in Section 9(c) hereof, in any fiscal year of the Company during any part of which the Plan is in effect, no Participant who is a Director but is not also an Employee or Consultant may be granted any Awards that have a “fair value” as of the date of grant, as determined in accordance with FASB ASC Topic 718 (or any other applicable accounting guidance), that exceeds $100,000 in the aggregate.

d.	No Further Awards Under Prior Plan. In light of the adoption of the Plan, no further awards shall be made under the Prior Plan after the Effective Date.

5.	Eligibility; Per-Participant Limitations. Awards may be granted under the Plan only to Eligible Persons.

6.	Specific Terms of Awards.

a.

General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e) hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan or applicable law, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award.  Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.  Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of California or other applicable law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

ANNEX-1, Page 9

b.	Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

i.

Exercise Price.  Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share.  If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 9(c)(i) and (ii) of the Plan, the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with  Substitute Awards), (C) cancel an outstanding Option in exchange for an Option with an exercise price that is less than the exercise price of the original Options or (D) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s stockholders.

ii.

Time and Method of Exercise.  The Committee shall determine and shall state in a resolution adopted by the Committee providing for the creation and issuance of such Option, the terms upon which, including the time or times, at or within which, and the consideration (including a formula by which such consideration may be determined) for which Shares may be acquired from the Company upon the exercise of any Option, which consideration, to the fullest extent permitted by applicable law, may be cash, shares (including, without limitation, the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and which shall be set forth or incorporated by reference in the Award Agreement evidencing such Option to which the relevant Participant is a party.  The Committee shall also determine the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants, subject to the requirements of applicable law.

ANNEX-1, Page 10

iii.	Form of Settlement. The Committee may, in its sole discretion, provide that the Shares to be issued upon exercise of an Option shall be in the form of Restricted Stock or other similar securities.

iv.

Incentive Stock Options.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code.  Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification.  Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

A.

the Option shall not be exercisable for more than ten (10) years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five (5) years from the date of grant;

B.

the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and

C.

if Shares acquired by exercise of an Incentive Stock Option are disposed of within two (2) years following the date the Incentive Stock Option is granted or one (1) year following the issuance of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

c.

Stock Appreciation Rights.  The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

ANNEX-1, Page 11

i.

Right to Payment.  A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one (1) Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee.  The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right.  Other than pursuant to Section 9(c)(i) and (ii) of the Plan, the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with  Substitute Awards), (C) cancel an outstanding Stock Appreciation Right in exchange for a Stock Appreciation Right with a grant price that is less than the grant price of the original Stock Appreciation Right, or (D) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s stockholders.

ii.

Other Terms.  The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

iii.

Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option.  Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option.  In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

d.	Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

ANNEX-1, Page 12

i.

Grant and Restrictions.  Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other lawful restrictions, if any, as the Committee may impose, or as otherwise provided in the Plan, during the Restriction Period.  The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or, subject to applicable law, thereafter.  Except to the extent restricted as permitted by applicable law under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any lawful requirement imposed by the Committee).  During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 9(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or Beneficiary. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement evidencing such Restricted Stock Award to which the relevant Participant is a party, which Award Agreement shall contain provisions determined by the Committee and not inconsistent with the Plan.

ii.

Forfeiture.  Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall, to the fullest extent permitted by applicable law, be forfeited and reacquired by the Company; provided that, subject to the limitations set forth in Section 6(j) hereof, the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

iii.

Certificates for Stock.  Subject to applicable law, Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

iv.

Dividends and Splits.  As a condition to the grant of a Restricted Stock Award, the Committee shall require that any cash dividends paid on a Share of Restricted Stock be delayed (with or without interest at such rate, if any, as the Committee shall determine) and remain subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash dividend is payable, in a manner that does not violate the requirements of Section 409A of the Code or other applicable law.  In addition, the Committee shall require that Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions on transfer and a risk of forfeiture and any other lawful restrictions to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

ANNEX-1, Page 13

e.	Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

i.

Award and Restrictions.  Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant in a manner that does not violate the requirements of Section 409A of the Code).  In addition, a Restricted Stock Unit Award shall be subject to such lawful restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.  A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or, subject to applicable law, thereafter. Prior to satisfaction of a Restricted Stock Unit Award satisfied by the delivery of Shares, such Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership.  Prior to satisfaction of a Restricted Stock Unit Award, except as otherwise provided in an Award Agreement and as permitted under Section 409A of the Code, a Restricted Stock Unit Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or any Beneficiary.  The terms of any Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement evidencing such Restricted Stock Unit Award to which the relevant Participant is a party, which Award Agreement shall contain provisions determined by the Committee and not inconsistent with the Plan.

ii.

Forfeiture.  Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall, to the fullest extent permitted by applicable law, be forfeited; provided that, subject to the limitations set forth in Section 6(j) hereof, the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

iii.

Dividend Equivalents.  As a condition to the grant of a Restricted Stock Unit, the Committee shall require that any cash dividends paid on a Share attributable to such Restricted Stock Unit be delayed (with or without interest at such rate, if any, as the Committee shall determine) and remain subject to restrictions on transfer and a risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such cash dividend is payable, in a manner that does not violate the requirements of Section 409A of the Code or other applicable law.  In addition, the Committee shall require that Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions on transfer and a risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such Shares or other property have been distributed.

ANNEX-1, Page 14

f.

Bonus Stock and Awards in Lieu of Obligations.  The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act.  Shares or Awards granted hereunder shall be subject to such other lawful terms as shall be determined by the Committee.

g.

Dividend Equivalents.  Subject to the requirements of applicable law, the Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award.  Subject to the requirements of applicable law, the Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at some later date, or whether such Dividend Equivalents shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such lawful restrictions on transferability and risks of forfeiture, as the Committee may specify; provided, that in no event shall such Dividend Equivalents be paid out to Participants prior to vesting of the corresponding Shares underlying the Award.  Any such determination by the Committee shall be made at the grant date of the applicable Award.  Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions on transfer and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

h.

Performance Awards.  The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on lawful terms and conditions established by the Committee.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award.  Except as provided in Section 8 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period.  The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria that the Committee, in its sole discretion, shall determine should be used for that purpose.  The amount of the Award to be distributed shall be conclusively determined by the Committee.  Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.

ANNEX-1, Page 15

i.

Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan.  Subject to any limitations imposed by applicable law, other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan.  Except as otherwise provided in the last sentence of Section 6(h) hereof and subject to the requirements of applicable law, the Committee shall determine the terms and conditions of such Awards.  Subject to any limitations imposed by applicable law, Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity; provided that such loans are not in violation of Section 13(k) of the Exchange Act or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine. The terms of any other Award denominated or payable, or otherwise based on, or related to, Shares shall be set forth in a written Award Agreement evidencing such Award to which the relevant Participant is a party, which Award Agreement shall contain provisions determined by the Committee and not inconsistent with the Plan.

j.	Automatic Awards of Cash, Restricted Unit Awards and Shares for Outside Directors.

i.	Outside Directors shall automatically be granted cash compensation and Restricted Stock Unit Awards as follows:

A.

Annual Awards.  Each Outside Director who has served as a Director for the preceding twelve (12) months ending on June 30, 2020 or June 30th of any calendar year thereafter, shall, on June 30th of such year, receive payment of annual compensation consisting of (x) cash compensation of $50,000 (which shall be paid in four (4) quarterly installments of $12,500 over the succeeding twelve (12) months) and (y) Restricted Stock Unit Awards with a value equal to $25,000 (calculated with reference to the average closing price of the Shares for the month preceding the annual June 30th payment date).  Any Outside Director who has not served as a Director for the full twelve (12) months preceding June 30th of any calendar year shall be entitled to receive one-quarter (1/4) of the annual compensation award described in this Section 6(j)(i)(A) for each three (3) consecutive months (or portion thereof) served by any such Director, so that, by way of example, a Director whose service commenced on February 1 of a year would be entitled to $25,000 in cash and $12,500 in Restricted Stock Unit Awards as of June 30th, inasmuch as such Director will have served for one (1) full three (3) month period and one (1) partial three (3) month period as of June 30th.

B.

Payment of Restricted Stock Unit Awards.  Grants of Restricted Stock Unit Awards pursuant to this Section 6(j)(i) will vest and be delivered in Shares upon the January 31st which first follows the June 30th date with respect to which such Restricted Stock Unit Awards are granted (e.g., January 31, 2020 for Restricted Stock Unit Awards granted with respect to services provided for the twelve (12) months ended June 30, 2019).

ANNEX-1, Page 16

ii.

Election to Receive Cash Compensation in Shares.  Notwithstanding anything herein to the contrary, each Outside Director may elect to receive any or all of his or her cash compensation earned under Section 6(j)(i)(A) above in the form of Shares under this Section 6(j)(ii).  Each such election shall be irrevocable, and must be in writing and filed with the Secretary of the Company by December 31st of the calendar year preceding the period in which such cash compensation is earned.  An Outside Director may file a new election each calendar year applicable to cash compensation earned in the immediately succeeding calendar year, provided that a new election to receive benefits in the form of Shares shall not be effective until the period covered by the Outside Director’s current election has ended.  If no new election is received by December 31st of any calendar year, the election, if any, then in effect shall continue in effect until a new election is made and has become effective.  If an Outside Director does not elect to receive his or her cash compensation in the form of Shares, the cash compensation due such Outside Director shall be paid as provided in Section 6(j)(i)(A) above.  Each Share due to an Outside Director under this Section 6(j)(ii) pursuant to an election shall be granted on the date the Outside Director would have otherwise been paid a quarterly installment of his or her cash compensation.  On each such grant date, an electing Outside Director shall receive a number of whole Shares with a Fair Market Value closest to, but not in excess of, the amount of cash compensation the Outside Director has elected to receive in the form of Shares.

7.	Certain Provisions Applicable to Awards.

a.

Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to be exempt from or comply with Section 409A of the Code or other applicable law.

ANNEX-1, Page 17

b.

Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten (10) years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code); provided, however, that in the event that on the last day of the term of an Option or a Stock Appreciation Right, other than an Incentive Stock Option, (i) the exercise of the Option or Stock Appreciation Right is prohibited by applicable law, or (ii) Shares may not be purchased, or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right may be extended by the Committee for a period of up to thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, provided that such extension of the term of the Option or Stock Appreciation Right would not cause the Option or Stock Appreciation Right to violate the requirements of Section 409A of the Code.

c.

Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant.  Any installment or deferral provided for in the preceding sentence shall, however, subject to the terms of the Plan, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, the rules and regulations adopted by the Securities and Exchange Commission thereunder, all applicable rules of the Listing Market and any other applicable law, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code.  Subject to Section 7(e) of the Plan, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control).  Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price.  Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee.  The acceleration of the settlement of any Award, and the payment of any Award in installments or on an deferred basis, all shall be done in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code.  The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

d.

Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant).  Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall, to the fullest extent permitted by applicable law, be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

ANNEX-1, Page 18

e.	Code Section 409A.

i.         The Award Agreement for any Award that the Committee reasonably determines to constitute a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Section 409A Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

ii.        If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

A.       Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;

B.       The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

C.       Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

D.       In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six (6) months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

ANNEX-1, Page 19

iii.       Notwithstanding the foregoing, or any provision of the Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to the Plan are exempt from, or satisfy the requirements of, Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of the Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

8.	Change in Control.

a.

Effect of “Change in Control.” If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, and except as otherwise provided in Section 8(a)(iv) hereof, upon the occurrence of a Change in Control:

i.

Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 9(a) hereof.

ii.

Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 9(a) hereof.

iii.

With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such Awards to have been earned and payable based on the deemed achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the Performance Period completed as of the Change in Control), except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 9(a).

iv.

Except as otherwise provided in any employment or other agreement for services between the Participant and the Company or any Subsidiary, and unless the Committee otherwise determines in a specific instance, each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii), if either (A) the Company is the surviving entity in the Change in Control and the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award continues to be outstanding immediately after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control or (B) the successor company or its parent company assumes or substitutes for the applicable Award, as determined in accordance with Section 9(c)(ii) hereof.

ANNEX-1, Page 20

b.

Definition of “Change in Control”.  Unless otherwise specified in any employment or other agreement for services between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

i.

The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 8(b), the following acquisitions shall not constitute or result in a Change in Control:  (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) below; or

ii.

During any period of twelve (12) consecutive months (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was recommended or approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

iii.

Consummation of (A) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) any one or more Subsidiaries whose combined revenues for the prior fiscal year represented more than 50% of the consolidated revenues of the Company and its Subsidiaries for the prior fiscal year (the “Major Subsidiaries”), or (B) a sale or other disposition of all or substantially all of the assets of the Company or the Major Subsidiaries, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each of the events referred to in clauses (A) and (B) sometimes hereinafter being referred to a “Business Combination”), unless, following such Business Combination, (1) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have a board of directors), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Combination as a result of their ownership, prior to such consummation, of voting securities of any company or other entity involved in or forming part of such Business Combination other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Entity or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

ANNEX-1, Page 21

iv.	Approval by the stockholders of the Company of the dissolution of the Company.

9.	General Provisions.

a.

Compliance With Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

b.

Limits on Transferability; Beneficiaries.  No Award or other right or interest granted under the Plan that is not a Share, and without the prior written consent of the Company, no Share, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any lawful terms and conditions which the Committee may impose thereon), are by gift or pursuant to a domestic relations order, and are to a Permitted Assignee (as defined below) that is a permissible transferee under the applicable rules of the Securities and Exchange Commission for registration of securities on a Form S-8 registration statement.  For this purpose, a “Permitted Assignee” shall mean (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the natural persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the natural persons referred to in clauses (i) and (ii) are the only partners, members or stockholders, or (iv) a foundation in which any Person designated in clauses (i), (ii) or (iii) above control the management of assets.  A Beneficiary, transferee, or other Person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional lawful terms and conditions deemed necessary or appropriate by the Committee.

ANNEX-1, Page 22

c.	Adjustments.

i.

Adjustments to Awards.  In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem appropriate and equitable, and subject to and in compliance with applicable law, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate in order to prevent the reduction or enlargement of benefits under any Award.

ii.

Adjustments in Case of Certain Transactions.  In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control (and subject to the provisions of Section 8 of the Plan relating to the vesting of Awards in the event of any Change in Control), any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (A) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (B) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (C) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (D) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction).  For the purposes of the Plan, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award shall be considered assumed or substituted for if immediately following the effectiveness of the applicable transaction the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award immediately prior to the effectiveness of the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of Shares for each Share held immediately prior to the effectiveness of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction.  The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.  The Committee shall give written notice of any proposed transaction referred to in this Section 9(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction).  A Participant may condition his or her exercise of any Awards upon the consummation of the transaction.

ANNEX-1, Page 23

iii.

Other Adjustments.  The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards subject to satisfaction of performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

d.

Award Agreements.  Subject to the requirements of applicable law, each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require.  The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company.  The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan and applicable law.

ANNEX-1, Page 24

e.

Taxes.  The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.  The amount of withholding tax paid with respect to an Award by the withholding of Shares otherwise deliverable pursuant to such Award or by delivering Shares already owned shall not exceed the maximum statutory withholding required with respect to such Award (or such other limit as the Committee shall impose, including without limitation, any limit imposed to avoid or limit any financial accounting expense relating to such Award).

f.

Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of the Company’s stockholders or the Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the Company’s stockholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award.

g.	Clawback Policy.

i.

The Committee may, to the fullest extent permitted by applicable law, (A) cause the cancellation or forfeiture of any Award, (B) require reimbursement of any Award by a Participant or Beneficiary, and (C) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted in the future by the Company to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and/or applicable stock exchange requirements (each, a “Clawback Policy”).  By accepting an Award, a Participant is also agreeing to be bound by any Clawback Policy (including any Clawback Policy amendment as necessary to comply with applicable laws or stock exchange requirements).

ANNEX-1, Page 25

ii.	If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Related Entity or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Related Entity, as determined by the Committee in its sole discretion, then, to the fullest extent permitted by applicable law, (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement or otherwise specified by the Committee.

h.

Arbitration.  Any dispute or claim concerning any Awards granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of Judicial Arbitration and Mediation Services, Inc. in Los Angeles, California.  The Company shall pay all arbitration fees.  In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs.  By accepting an Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury to the fullest extent permitted by applicable law.

a.

Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award or Award Agreement shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity, (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of stockholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock ledger of the Company or any Related Entity in accordance with the terms of an Award.  None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock ledger of the Company in accordance with the terms of an Award and applicable law.  Neither the Company, nor any Related Entity, nor any of their respective officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in the Plan or the Award Agreement.

ANNEX-1, Page 26

j.

Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Related Entity that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Related Entity under the Plan.  Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.  The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

k.

Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

l.

Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee or otherwise required by applicable law, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine to arrange for the disposition of fractions of a Share by those entitled thereto or pay in cash the fair value of fractions of a Share as of the time when those entitled to receive such fractions are determined.

m.

Governing Law.  Except as otherwise provided in any Award Agreement or required by the laws of the State of Delaware, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of California without giving effect to principles of conflict of laws, and applicable federal law.

n.

Non-U.S. Laws.  The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

ANNEX-1, Page 27

o.

Plan Effective Date and Stockholder Approval; Termination of Plan.  The Plan shall become effective on the Effective Date, subject to subsequent approval, within twelve (12) months of its adoption by the Board, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Section 422, Rule 16b-3 (if applicable), applicable  requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan.  Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event the stockholder approval is not obtained.  The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of the Plan by the Board, or (c) the tenth (10th) anniversary of the Effective Date.  Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

p.	Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

q.	Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

ANNEX-1, Page 28

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 11, 2024.

The Proxy Statement and our 2023 Annual Report to Stockholders are available at http://www.cstproxy.com/cadiz/2024.

FOLD HERE - DO NOT SEPARATE - INSERT IN ENVELOPE PROVIDED

---------------------------------------------------------------------------------------------------------------------

PROXY

CADIZ INC.

SOLICITED ON BEHALF OF THE COMPANY AND APPROVED

BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Susan Kennedy and Stanley E. Speer, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to appear at the fiscal 2024 Annual Meeting of Stockholders of Cadiz Inc. to be held on the 11th day of June 2024 at 10 a.m., local time, virtually via the Internet at http://www.cstproxy.com/cadiz/2024 (pursuant to the Notice of Annual Meeting dated April ___, 2024, and accompanying proxy statement), and at any postponement or adjournment thereof, and to vote all of the shares of Cadiz Inc. that the undersigned is entitled to vote with all the powers and authority the undersigned would possess if personally present in accordance with the following instructions.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 and 5.

(Continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT.  PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Table - QUICK *** EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

CADIZ INC.

Voting by Internet is quick, easy and immediate.  As a Cadiz Inc. stockholder, you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Standard Time, on June 10, 2024.

INTERNET:
www.cstproxyvote.com.

Use the Internet to vote your proxy.  Have your proxy card available when you access the above website.  Follow the prompts to vote the shares.

Vote at the Meeting:

If you plan to attend the virtual online annual meeting, you will need your 12-digit control number to vote electronically at the annual meeting.  To attend; https://www.cstproxy.com/cadiz/2024

MOBILE VOTING:

On your Smartphone/Tablet, open the QR Reader and scan the below image.  Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

MAIL:

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY

FOLD HERE - DO NOT SEPARATE - INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

1.	ELECTION OF DIRECTORS
WITHHOLD
		FOR	AUTHORITY
01.	Stephen E. Courter		
02.	Maria Dreyfus		
03.	Maria Echaveste		
04.	Winston Hickox		
05.	Susan Kennedy		
06.	Barbara A. Lloyd		
07.	Kenneth T. Lombard		
08.	Richard Polanco		
09.	Carolyn Webb de Macías		

2.	The adoption of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock.	FOR 	AGAINST 	ABSTAIN 
3.	The approval of an amendment to the Cadiz Inc. 2019 Equity Incentive Plan, as amended, to increase the total number of shares reserved for issuance under the Plan.	FOR 	AGAINST 	ABSTAIN 
4.	Ratification of the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent certified public accountants for fiscal year 2024.	FOR 	AGAINST 	ABSTAIN 
5.	Advisory vote on executive compensation as disclosed in the proxy materials.	FOR 	AGAINST 	ABSTAIN 
6.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

CONTROL NUMBER

Signature:_______________________________________________________	Signature, if held jointly_______________________________________________________________	Date_________, 2024

Please sign exactly as name appears hereon.  When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.